Prospectus Supplement No. 1

(to Prospectus dated May 26, 2023)

Prospectus Supplement No. 5
(to Prospectus dated April 5, 2023)

Prospectus Supplement No. 5

(to Prospectus dated March 22, 2023)

Prospectus Supplement No. 5

(to Prospectus dated March 22, 2023)

Filed Pursuant to Rule 424(b)(3) Registration No. 333-271664 Registration No. 333-268972 Registration No. 333-268722 Registration No. 333-269729

504,321,203 Shares of Class A Common Stock

Up to 773,001,071 Shares of Class A Common Stock

Issuable Upon Exercise of Warrants and Conversion of Notes

This prospectus supplement updates and supplements the prospectus May 26, 2023, which forms a part of our Registration Statement on Form S-1, as amended (the May 26 Prospectus), the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-268972) (the “April 5 Prospectus”), the prospectus dated March 22, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-268722) (the “ELOC Prospectus”), and the prospectus dated March 22, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-269729) (the “SPA Prospectus” and, together with the May 26 Prospectus, April 5 Prospectus and the ELOC Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2023 (the “Current Report”), other than the information included in Item 7.01 and Exhibit 99.1, which was furnished and not filed. Accordingly, we have attached the Current Report to this prospectus supplement.

The May 26, 2023 Prospectus and this prospectus supplement relate to the issuance by us, and the offer and sale from time to time by the selling securityholders named in the May 26 Prospectus (the “May 26 Securityholders”) of up to an aggregate of 115,504,901 shares of the Class A common stock, par value $0.0001 per share of Faraday Future Intelligent Electric Inc. (“FFIE” and such Class A common stock, the “Class A Common Stock”) issuable upon conversion of certain convertible notes issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of August 14, 2022, as amended on September 23, 2022 (the “SPA”), pursuant to the Joinder and Amendment Agreement to the SPA (the “Joinder”), dated as of September 25, 2022, pursuant to the Limited Consent and Third Amendment to the SPA (the “Third Amendment”), dated as of October 24, 2022, pursuant to the Limited Consent and Amendment to the SPA (the “Fourth Amendment”), dated as of November 8, 2022, pursuant to the Letter Agreement and Amendment to the SPA (the “Senyun Amendment”), dated as of December 28, 2022, pursuant to the Limited Consent and Amendment No. 5 (the “Fifth Amendment”), dated as of January 25, 2023, pursuant to the Amendment No. 6 to Securities Purchase Agreement (the “Sixth Amendment”), dated as of February 3, 2023, pursuant to the Amendment No. 7 to Securities Purchase Agreement (the “Seventh Amendment”), dated as of March 23, 2023, and pursuant to the Amendment No. 8 to the Securities Purchase Agreement (the “Eighth Amendment”), dated as of May 9, 2023.

The April 5 Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the April 5 Prospectus (the “April 5 Selling Securityholders”) of (i) 27,733,421 shares of the Class A common stock, par value $0.0001 per share, of Faraday Future Intelligent Electric Inc. (“FFIE” and such Class A common stock, the “Class A Common Stock”) originally purchased in the PIPE Financing (as defined in the April 5 Prospectus) by certain of the April 5 Selling Securityholders at a purchase price of $10.00 per share, (ii) 213,366 Founder Shares (as defined in the April 5 Prospectus) by certain of the April 5 Selling Securityholders previously acquired by our predecessor’s sponsor at an effective purchase price of $0.0043 per share, (iii) 170,131 shares of Class A Common Stock issued to designees of EarlyBirdCapital, Inc. as underwriters’ compensation in connection with the initial public offering of Property Solutions Acquisition Corp. (“PSAC”) at an effective purchase price of $0.0041 per share at an effective purchase price of $0.0041 per share, (iv) 586,000 shares of Class A Common Stock issued on July 22, 2022 as consideration for consulting and advisory services pursuant to an omnibus transaction services fee agreement and acknowledgement, as amended, with Riverside Management Group in connection with the Business Combination (as defined in the April 5 Prospectus), (v) 86,395,848 shares of Class A Common Stock originally issued to Season Smart Limited (“Season Smart”) and Founding Future Creditors Trust as consideration in connection with the Business Combination at a per share value of $10.00 per share, (vi) 64,000,588 shares of Class A Common Stock underlying the shares of FFIE’s Class B common stock, par value $0.0001 per share, originally issued to FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”), as consideration in connection with the Business Combination at a per share value of $10.00 per share, (vii) 21,263,758 Earnout Shares not currently beneficially owned that Season Smart, FF Top and certain FFIE executives have the contingent right to receive pursuant to the Merger Agreement, (viii) 150,322 shares of Class A Common Stock issued to certain FFIE executives in satisfaction of deferred compensation owed by FFIE to such FFIE executives prior to the closing of the Business Combination, (ix) 484,856 shares of Class A Common Stock issued to certain FFIE executives upon such FFIE executives’ exercise of options, (x) 54,252 shares of Class A Common Stock issued to Chui Tin Mok upon closing of the Business Combination in satisfaction of his related party note payable, (xi) 4,923,072 shares of Class A Common Stock issued upon exercise of certain warrants issued in a private placement to certain institutional investors pursuant to a Second Amended and Restated Note Purchase Agreement, dated October 9, 2020 (such warrants, the “ATW NPA Warrants”), and (xii) 182,376,970 shares of Class A Common Stock issued upon conversion of certain convertible notes and 25,059,528 shares of Class A Common Stock issued upon exercise of certain warrants, in each case issued pursuant to the SPA, pursuant to the Joinder, pursuant to the Third Amendment, the Fourth Amendment, the Senyun Amendment, the Fifth Amendment and the Sixth Amendment (such notes, the “SPA Notes” and such warrants, the “SPA Warrants”).

The April 5 Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the April 5 Selling Securityholders of up to 111,131 warrants (the “Private Warrants”), all of which were included in the private units purchased by our predecessor’s sponsor and EarlyBirdCapital, Inc. in connection with the initial public offering of PSAC at a price of $10.00 per unit.

The April 5 Prospectus and this prospectus supplement also relate to the issuance by us, and the offer and sale from time to time by the April 5 Selling Securityholders, of up to an aggregate of 157,210,985 shares of Class A Common Stock which consists of (i) 111,131 shares of Class A Common Stock that are issuable upon the exercise of the Private Warrants, (ii) 23,540,988 shares of Class A Common Stock that are issuable upon the exercise of the 23,540,988 warrants (the “Public Warrants”) originally issued in the initial public offering of PSAC (or otherwise originally included in the private units purchased in connection with the initial public offering of PSAC, and subsequently sold), (iii) 23,508,563 shares of Class A Common Stock issuable upon exercise of NPA Warrants, and (iv) 90,409,839 shares of Class A Common Stock issuable upon conversion of SPA Notes and 19,640,464 shares of Class A Common Stock issuable upon exercise of the SPA Warrants.

The ELOC Prospectus and this prospectus supplement relate to the resale from time to time of up to 90,909,091 shares of Class A Common Stock by YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). The shares included in the ELOC Prospectus consist of (i) 789,016 shares of Class A Common Stock that we issued to Yorkville on November 25, 2022 as a commitment fee and (ii) up to 90,120,075 shares of Class A Common Stock that we may elect, in our sole discretion, to issue and sell to Yorkville, from time to time after the date of the ELOC Prospectus, pursuant to a standby equity purchase agreement we entered into with Yorkville on November 11, 2022, in which Yorkville has committed to purchase from us, at our direction, up to $200.0 million of shares of our Class A Common Stock (which commitment amount may be increased to up to $350.0 million at FFIE’s election), subject to terms and conditions specified in the Purchase Agreement.

The SPA Prospectus and this prospectus supplement relate to the issuance by us, and the offer and sale from time to time by the selling securityholders named in the SPA Prospectus (the “SPA Selling Securityholders”), of up to an aggregate of 500,285,185 shares of Class A Common Stock which consists of (i) 110,452,771 shares of Class A Common Stock that are issued or issuable upon exercise of certain warrants issued or issuable pursuant to the SPA, and (ii) 389,832,414 shares of Class A Common Stock that are issued or issuable upon conversion of certain convertible notes issued or issuable pursuant to the SPA.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our shares of Class A Common Stock and our Public Warrants are listed on The Nasdaq Stock Market (“Nasdaq”), under the symbols “FFIE” and “FFIEW.” On June 26, 2023, the closing price of our Class A Common Stock was $0.2357 per share and the closing price of our Public Warrants was $0.039 per Public Warrant.

See the sections entitled “Risk Factors” beginning on page 22 of the May 26 Prospectus, page 23 of the April 5 Prospectus, page 14 of the ELOC Prospectus and page 18 of the SPA Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 27, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Unsecured Securities Purchase Agreement

On June 26, 2023, Faraday Future Intelligent Electric Inc. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to that certain Securities Purchase Agreement dated as of May 8, 2023 (the “Unsecured SPA”), by and among the Company, Metaverse Horizon Limited and V W Investment Holding Limited, as purchasers (collectively with additional purchasers from time to time party thereto, the “Unsecured SPA Purchasers”). Amendment No. 1 amended and restated Section 2.1(a)(i) of the Unsecured SPA to provide that the Unsecured SPA Purchasers may, in their reasonable discretion, postpone or cancel any closing of their purchase of the Company’s unsecured convertible senior promissory notes (the “Unsecured Notes”) pursuant to the Unsecured SPA if the Company has not issued a press release or other public announcement confirming that the second phase of the Company’s three-phase delivery plan has begun on or prior to August 31, 2023, within 15 calendar days of such date.

Joinders and Amendment Agreements

FFVV Joinder

On June 26, 2023, the Company entered into a Joinder and Amendment Agreement (the “FFVV Joinder”) with FF Vitality Ventures LLC (“FFVV”), pursuant to which FF Simplicity Ventures LLC or a permitted assign (“FFSV”) agreed to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the Securities Purchase Agreement, dated as of August 14, 2022 (as amended as of the date of the FFVV Joinder, the “Secured SPA”), with funding of 75% of such amount within five business days of the date of the FFVV Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the following closing conditions (the “Tranche B Closing Conditions”): (i) delivery of a warrant registered in the name of FFSV to FFSV to purchase up to a number of shares of the Company’s Class A Common Stock (the “Common Stock”) equal to 33% of FFSV’s Conversion Shares (as defined in the Secured SPA) on the Closing Date (as defined in the Secured SPA) with an exercise price equal to $0.8925, (ii) delivery to FFSV of the applicable Tranche B Note, (iii) subject to the Note Waivers (as defined in the FFVV Joinder), no Default or Event of Default exists, as such terms are defined under the Secured SPA, and (iv) subject to the Note Waivers, that the representations and warranties in the Financing Documents (as defined in the Secured SPA) are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. If FFSV exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 or (y) four business days after the meeting of the Company’s stockholders for the required stockholder approval under the Unsecured SPA to increase the Company’s authorized shares of Common Stock and for purposes of the Nasdaq Stock Market (“Nasdaq”) Listing Rule 5635 (to the extent needed) (the “Stockholder Approval”), then the Company agrees to subsequently amend the Unsecured SPA whereby FFVV will invest another $20,000,000 in New Notes (defined below) subject to terms substantially identical to those provided in the Unsecured SPA (in effect as of the date of the FFVV Joinder, including, without limitation, the funding date timeline).

Pursuant to the FFVV Joinder, FFVV agreed to purchase, under the Unsecured SPA, Unsecured Notes in an aggregate principal amount of up to $40,000,000 (collectively, the “New Notes”) in installments, as follows: (i) $5 million in principal amount under the New Notes within five business days after the satisfaction of the closing conditions described below (the “Closing Conditions”) or such earlier business day as designated by FFVV by notice to the Company (the “First Closing”); (ii) $5 million in principal amount under the New Notes within 15 business days after the First Closing (the “Second Closing”); (iii) $5 million in principal amount under the New Notes within 15 business days after the Second Closing (the “Third Closing”); (iv) $5 million in principal amount under the New Notes within 15 business days after the satisfaction of the Closing Conditions (the “Fourth Closing”); (v) $5 million in principal amount under the New Notes within 15 business days after the Fourth Closing (the “Fifth Closing”); (vi) $5 million in principal amount under the New Notes within 15 business days after the Fifth Closing (the “Sixth Closing”); (vii) $5 million in principal amount under the New Notes within 15 business days after the Sixth Closing (the “Seventh Closing”); and (viii) $5 million in principal amount under the New Notes within 15 business days after the Seventh Closing (the “Eighth Closing,” and each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, a “Closing”).

1

The conversion price of the New Notes shall be $0.8925 subject to adjustment, as set forth in the Unsecured SPA. The floor price of the New Notes and, as amended pursuant to the FFVV Joinder, for each of the notes issued to FFSV (or its affiliates) under the Secured SPA, shall be $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter) (or such lower amount as may be permitted under Nasdaq rules from time to time).

The terms and conditions of the New Notes cannot be amended, modified, supplemented or amended and restated without the consent of FFVV .

The funding at each Closing is subject to the following Closing Conditions: (a) an effective registration statement with respect to the shares of Common Stock issuable upon exercise of the warrants issuable under the Unsecured SPA and the shares of Common Stock issued and issuable pursuant to the terms of the New Notes (including, without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the New Notes in accordance with the terms thereof) (collectively, the “Underlying Shares”) for such Closing and (b) the Company shall have reserved the Required Reserve Amount (defined below) in full as of such Closing Date.

Pursuant to the FFVV Joinder, FFVV may not convert any New Notes to the extent that such conversion would result to FFVV, together with its affiliates and other persons acting as a group together FFVV, would beneficially own in excess of 4.99% of the number of the shares of Common Stock outstanding prior to giving effect to such conversion (the “Notes Beneficial Ownership Limitation”). Upon notice to the Company, FFVV may increase or decrease the Notes Beneficial Ownership Limitation, provided it shall not exceed 4.99% of the number of shares of Common Stock outstanding after giving effect to such conversion. In addition, pursuant to the FFVV Joinder, the warrants issued to FFVV in connection with the New Notes shall be subject to a beneficial ownership limitation (the “Warrants Beneficial Ownership Limitation”) that is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the exercise of such warrant, which Warrants Beneficial Ownership Limitation may also increase or decrease provided it shall not exceed 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such warrant, subject to the provision of the warrant.

In addition, pursuant to the FFVV Joinder, the Unsecured SPA was further amended to provide that each Unsecured SPA Purchaser and FFVV has the option, upon written notice to the Company, to purchase from time to time for 12 months from May 8, 2023 and from June 25, 2023, respectively, additional convertible senior unsecured notes and warrants on the same terms as the New Notes (the “Additional Notes”), in an amount not to exceed 50% or 100% (the latter with the prior written consent of the Company) of the initial principal amount of the Unsecured Notes issued to such purchaser pursuant to Section 2.1(a) of the Unsecured SPA and purchased for cash.

2

Pursuant to the FFVV Joinder, the Company’s lack of sufficient authorized or registered shares to serve as Underlying Shares for the Notes and related Warrants (as defined in each of the Secured SPA and Unsecured SPA, respectively) is not deemed a breach of the Secured SPA, Unsecured SPA and related notes and warrants, as a result thereof. However, at any time any Tranche A Notes, Tranche B Notes, Tranche C Notes or Tranche D Notes remain outstanding (and any New Notes, Additional Notes and/or New Exchange Notes then outstanding or then issuable in connection with a transaction in which such determination is being made) (collectively, the “Applicable Notes”), the Company shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Common Stock issuable upon conversion of all the Applicable Notes then outstanding and any New Notes, Additional Notes and/or New Exchange Notes then issuable in connection with a transaction in which such determination is being made (assuming for purposes hereof that any conversion of any Applicable Note shall not take into account any limitations on the conversion of such Applicable Note), (collectively, the “Required Reserve Amount”). The Required Reserved Amount shall not be reduced other than proportionally in connection with any conversion, exchange and/or redemption, as applicable. If the Company lacks shares sufficient to meet the Required Reserved Amount, it shall use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders and obtain stockholder approval to increase the Company’s authorized number of shares of Common Stock, and voting the management shares of the Company in favor of such an increase.

Pursuant to the FFVV Joinder, and in accordance with the provisions of the Secured SPA and Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), FFVV agreed, on behalf of its affiliates, that after the date of the FFVV Joinder, FFSV may deliver written notice (each, an “Exchange Notice”, and the date of such applicable Exchange Notice, each, an “Exchange Date”) to exchange (each, an “Exchange”) any Tranche B Notes, in whole or in part (each, an “Exchanging Note,” and such outstanding amounts thereunder, each, an “Exchanging Amount”), for either (x) Tranche D Notes (as defined in the Secured SPA), and/or (y) for any Additional Note under the Unsecured SPA, as applicable, (as set forth in such applicable Exchange Notice, each a “New Exchange Note,” and as converted, each a “New Exchange Conversion Share”). Each Exchange shall automatically be deemed to be consummated on the corresponding Exchange Date and, upon the delivery of such Exchange Notice, FFSV shall automatically be deemed to have exchanged the applicable Exchanging Amount of the applicable Exchanging Note for a New Exchange Note with an aggregate amount outstanding equal to the Exchanging Amount. The Company shall deliver a convertible note certificate evidencing such New Exchange Note to FFSV (or its designee) by no later than the fourth trading day after the Exchange Date (or such other date agreed upon by FFSV and the Company). On such Exchange Date, FFSV shall automatically be deemed to be the holder of such New Exchange Note, with full power to convert, redeem or otherwise enforce the terms and conditions of the New Exchange Note on or after such Exchange Date, whether or not the Company shall have delivered the convertible note certificate evidencing such New Exchange Note to FFSV (or its designee) on or prior to such date of determination. The consummation of an Exchange shall reduce FFSV’s optionality for Tranche D Notes and/or Additional Notes, as applicable, under the Secured SPA or Unsecured SPA, respectively, as applicable, for such corresponding Exchanging Amount and restore such optionality for the Tranche B Notes in accordance with the terms of the Secured SPA in effect as of the date of the FFVV Joinder.

Assuming FFSV is not then considered an “affiliate” of the Company under applicable rules, the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) shall commence at the original issuance of such corresponding Exchanging Note and shall not be re-set in connection with such applicable Exchange. For the avoidance of doubt, and for purposes of Rule 144, the Company acknowledged and agreed that the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) may be tacked onto the holding period of the Exchanging Notes, and the Company agreed not to take a contrary position.

In the FFVV Joinder, the Company represented and warranted to FFSV that (i) no brokerage or finder’s fees or commission were or will be payable by the Company or any of its subsidiaries in connection with the Exchange, the applicable Exchange Amount of the Exchanging Note being the sole consideration conveyed to the Company for the New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) and no other consideration has or will be paid for such New Exchange Note; (ii) the Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Notes, the New Exchange Conversion Shares) pursuant to such Exchange to be integrated with prior offerings by the Company for purposes of the Securities Act, which would prevent the Company from delivering such applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) pursuant to Section 3(a)(9) of the Securities Act, and the Company will not cause the applicable Exchange, issuance and delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to be integrated with other offerings to the effect that the delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to FFSV would be seen not to be exempt pursuant to Section 3(a)(9) of the 1933 Act; and (iii) other than legal counsel, the Company has not (and will not have) engaged any third parties to assist in the solicitation with respect to the Exchange.

3

Pursuant to the FFVV Joinder, the Company agreed to pay FFVV a one-time $300,000 working fee and legal fees not to exceed $350,000, which shall be paid by netting the purchase price for any New Notes with the amount of such fees.

Senyun Joinder

On June 26, 2023, Senyun International Ltd. (“Senyun”) executed a Second Joinder and Amendment Agreement (the “Senyun Joinder”), pursuant to which, Senyun or a permitted assign agreed to exercise its option to purchase $15,000,000 of Tranche A Notes in accordance with the terms of the Secured SPA, with funding of 75% of such amount within five business days of the date of the Senyun Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the same Tranche B Closing Conditions as described above. If Senyun exercises its option to invest another $10,000,000 of Tranche A and/or B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 or (y) four business days after the meeting of the Company’s stockholders for the Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby Senyun will invest another $20,000,000 in New Notes subject to terms substantially identical to those provided in the Unsecured SPA (in effect as of the date of the Senyun Joinder, including, without limitation, the funding date timeline).

Pursuant to the Senyun Joinder, Senyun agreed to purchase, under the Unsecured SPA, Unsecured Notes (the “New Senyun Notes”) in an aggregate principal amount of up to $30,000,000 in installments of $3.75 million at each of the eight Closing dates. The floor price of the New Senyun Notes pursuant to the Senyun Joinder, and as amended pursuant to the Senyun Joinder, for each notes issued to Senyun (or its affiliates) under the Secured SPA, shall be $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter).

The other material terms of the Senyun Joinder are the same as those set forth in the FFVV Joinder described above, except (i) the applicable Notes Beneficial Ownership Limitation and Warrants Beneficial Ownership Limitation pursuant to the Senyun Joinder are each 9.99% (instead of 4.99%, in each case, set forth in the FFVV Joinder), (ii) Senyun retained any right to preserve any potential dispute with regards to a conversion request that was sent to the Company in May 2023, and (iii) the one-time working fee and legal fees that the Company agreed to pay to Senyun were $225,000 and up to $262,500, respectively.

Consent to Joinders

On June 26, 2023, the Unsecured SPA Purchasers executed a letter consent to the FFVV Joinder and Senyun Joinder, and agreed specifically to Section 17 of each of the FFVV Joinder and Senyun Joinder, which states that (i) each shall not otherwise trigger any adjustment to the conversion or exercise price of the notes and warrants under the Secured SPA and Unsecured SPA, and (ii) that each of Senyun, FF Simplicity Ventures LLC and FF Prosperity Ventures LLC waived any such rights to any adjustment to the conversion or exercise price in each of the Secured SPA and/or the Unsecured SPA, as applicable, and the related notes and warrant.

The foregoing description of Amendment No. 1, the FFVV Joinder and the Senyun Joinder does not purport to be complete and is qualified in its entirety by the full text of the Forms of Common Stock Purchase Warrant, Amendment No. 1, FFVV Joinder, Senyun Joinder and Forms of New Notes filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference. The offer, sale and issuance of the New Notes to FFVV and Senyun were made in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On June 27, 2023, the Company issued a press release relating to Amendment No. 1, the FFVV Joinder and the Senyun Joinder. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
4.1	Form of FFVV Common Stock Purchase Warrant.
4.2	Form of Senyun Common Stock Purchase Warrant.
10.1	Amendment No. 1 to Securities Purchase Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and the Unsecured SPA Purchasers party thereto.
10.2	Joinder and Amendment Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and FF Vitality Ventures LLC.
10.3	Second Joinder and Amendment Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and Senyun International Ltd.
10.4	Form of FFVV Unsecured Convertible Senior Promissory Note.
10.5	Form of Senyun Unsecured Convertible Senior Promissory Note.
99.1	Press Release dated June 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: June 27, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer and Chief Accounting Officer

5

Exhibit 4.1

Form of Unsecured Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [__]	Initial Exercise Date: [__], 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [__], 20[__]1 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [__] shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; the purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

[1]	Note to Draft: To be seven (7) years after the date of issuance of the applicable Warrant.

1

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or Warrants issued under the Purchase Agreement) after the date of the Purchase Agreement; provided, that with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof), and (e) the issuance of the Tranche A and B Notes and Warrants under the Purchase Agreement and the shares of Common Stock thereunder.

2

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated as of February 3, 2023, among the Company, the various financial institutions as are, or may from time to time become, party thereto as issuers and lenders (including without limitation Holder) and FF Simplicity Ventures LLC, as administrative and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

3

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, after receipt of Company stockholder approval to increase the Company’s authorized and uncommitted shares of Class A Common Stock to the extent needed (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A Common Stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the certificate of incorporation of the Company to reflect the Shareholder Approval to the extent needed) and subject to Section 2(f) in each case unless otherwise consented to in writing by the Company, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise (except as set forth in the preceding sentence). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925, subject to adjustment hereunder (the “Exercise Price”).

4

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

5

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e); provided that the Beneficial Ownership Limitation in no event exceeds 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.

7

f) Issuance Restrictions. If the Company has not obtained Shareholder Approval to the extent needed, then the Company may not issue upon exercise of this Warrant any shares of Common Stock.

g) Call Provision. Subject to the provisions of Section 2(e), Section 2(f) and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days out of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

8

(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security”, and together with the Secondary Security, each a “Unit”), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

9

(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

a) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

b) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

10

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof unless otherwise consented to in writing by the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

11

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

12

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding and after receipt of Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Company reflecting the Shareholder Approval to the extent needed), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

13

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

i) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Legal Department, Mike Beck, email address david.beck@ff.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

15

Form of Unsecured Warrant

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

faraday future intelligent electric inc.

By:
	Name:	Yun Han
	Title:	Chief Accounting Officer and Interim Chief Financial Officer

Signature Page to Warrant

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 4.2

Form of Unsecured Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [__]	Initial Exercise Date: [__], 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [__], 20[__]1 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [__] shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; the purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

1 Note to Draft: To be seven (7) years after the date of issuance of the applicable Warrant.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or Warrants issued under the Purchase Agreement) after the date of the Purchase Agreement; provided, that with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof), and (e) the issuance of the Tranche A and B Notes and Warrants under the Purchase Agreement and the shares of Common Stock thereunder.

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated as of February 3, 2023, among the Company, the various financial institutions as are, or may from time to time become, party thereto as issuers and lenders (including without limitation Holder) and FF Simplicity Ventures LLC, as administrative and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, after receipt of Company stockholder approval to increase the Company’s authorized and uncommitted shares of Class A Common Stock to the extent needed (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A Common Stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the certificate of incorporation of the Company to reflect the Shareholder Approval to the extent needed) and subject to Section 2(f) in each case unless otherwise consented to in writing by the Company, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise (except as set forth in the preceding sentence). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e); provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.

f) Issuance Restrictions. If the Company has not obtained Shareholder Approval to the extent needed, then the Company may not issue upon exercise of this Warrant any shares of Common Stock.

g) Call Provision. Subject to the provisions of Section 2(e), Section 2(f) and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days out of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security”, and together with the Secondary Security, each a “Unit”), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

a) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

b) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof unless otherwise consented to in writing by the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding and after receipt of Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Company reflecting the Shareholder Approval to the extent needed), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

i) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Legal Department, Mike Beck, email address david.beck@ff.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

Form of Unsecured Warrant

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

faraday future intelligent electric inc.

By:
	Name:	Yun Han
	Title:	Chief Accounting Officer and Interim Chief Financial Officer

Signature Page to Warrant

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[   ] lawful money of the United States; or

[   ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.1

Execution Version

AMENDMENT NO. 1

June 26, 2023

Faraday Future Intelligent Electric Inc.

18455 South Figueroa Street

Gardena, California 90248

Attention: Legal Department, Mike Beck

Phone: (800) 228-7702

Email: david.beck@ff.com

Re: Amendment No. 1

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of May 8, 2023 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”), by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”) and the financial institutions or other entities from time to time parties thereto (each a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings set forth in the SPA. This Amendment No. 1 is referred to herein as this “Amendment No. 1”.

1.	Amendment to the SPA.

a.	Notes; Closing

Each Purchaser party hereto hereby acknowledges that Section 2.1(a)(i) of the SPA, shall be amended and restated to read in its entirety as follows:

“(i) Each Closing (as defined in the Notes) shall take place as set forth in the Notes; provided that, notwithstanding anything to the contrary herein or in the Notes, any Purchaser may postpone or cancel any Closing in its reasonable discretion if the Issuer has not issued a press release or other public announcement confirming that the second phase of the Issuer’s three-phase delivery plan as disclosed in the Issuer’s public filings has begun on or prior to August 31, 2023, within 15 calendar days of such deadline; and”

2.	Miscellaneous.

a.	The provisions of this Amendment No. 1 shall become effective against each Purchaser upon the execution and delivery by such Purchaser of a counterpart hereto and shall be effective against all Purchasers upon the execution and delivery of counterparts hereto by the requisite number of Purchasers in accordance with the terms of the SPA.

b.	In order to induce the applicable Purchasers to enter into this Amendment No. 1, the Issuer hereby represents and warrants to the applicable Purchasers, immediately after giving effect to this Amendment No. 1, as of the date hereof and in each case, that all material non-public information regarding the Issuer that has been disclosed to the applicable Purchasers on or prior to the date hereof, has been disclosed in the Issuer’s public filings with the Commission prior to the date hereof or will be disclosed within one Business Day of such disclosure.

c.	Except as otherwise expressly provided herein, nothing contained herein shall constitute or be deemed to be a waiver or amendment of, or consent to any departure from any other term or provision in the SPA or any other Financing Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent and amendment constitute a course of dealing among the parties. Except as specifically set forth herein, the Purchaser reserves all of its rights and remedies under the SPA and the Financing Documents.

d.	On or before 9:00 a.m., New York time, on the date of this Amendment No. 1, the Issuer shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of this Amendment No. 1 (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Issuer shall have disclosed all material, non-public information (if any) provided to each Purchaser by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Purchaser or any of its affiliates, on the other hand, relating to the transactions contemplated by this Amendment No. 1, shall terminate.

e.	This Amendment No. 1 may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment No. 1 by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

f.	THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT NO. 1, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

- Remainder of page intentionally blank; signature pages follow -

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective duly authorized officers on the date first written above

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

(Signature Page to Amendment No. 1)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective duly authorized officers on the date first written above

PURCHASER:

METAVERSE HORIZON LIMITED

By:	/s/ ZHANG Maosheng
Name:	ZHANG Maosheng
Title:	Director

(Signature Page to Amendment No. 1)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective duly authorized officers on the date first written above

PURCHASER:

V W INVESTMENT HOLDING LIMITED

By:	/s/ Lijun Jin
Name:	Lijun Jin
Title:	Director

(Signature Page to Amendment No. 1)

Exhibit 10.2

JOINDER AND AMENDMENT AGREEMENT

THIS JOINDER AND AMENDMENT AGREEMENT (this “Agreement”) dated as of June 26, 2023, is executed by and among FF Vitality Ventures LLC (the “New Purchaser”) and the Issuer.1

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of May 8, 2023 (as amended by that certain Amendment No. 1, dated as of June 26, 2023, the “Existing Securities Purchase Agreement”; the Existing Securities Purchase Agreement, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to this Agreement, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”) and the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Issuer intends to issue additional Notes in an aggregate principal amount of up to $40,000,000 (collectively, the “New Notes”), and enter into certain other amendments to the terms of the Existing Securities Purchase Agreement applicable to the purchase of the New Notes by the New Purchaser as set forth herein.

WHEREAS, the New Purchaser desires to become a “Purchaser” under the Securities Purchase Agreement in connection with such New Notes.

WHEREAS, in accordance with the provisions contained herein, the New Purchaser hereby agrees, or hereby agrees to cause FF Simplicity Ventures LLC or its permitted assigns, to commit to exercise $20,000,000 Tranche B Notes (as defined in the Secured SPA) on the date hereof, with funding of 75% of such amount within 5 Business Days of the date hereof and the remaining 25% of such amount within 3 Business Days of the first funding.

WHEREAS, each of the Closing Date Purchasers (as defined below) and certain of those Purchasers under the Secured SPA have executed and delivered on the date hereof, a consent to the provisions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Joinder. Upon the occurrence of the Amendment Effective Date (as defined herein) (i) the New Purchaser acknowledges and agrees that it shall become a Purchaser under the Securities Purchase Agreement of the New Notes and shall have all of the rights and obligations of a Purchaser under the Securities Purchase Agreement and the other Financing Documents, including without limitation, all voting rights associated with such New Notes, all rights to receive interest on such New Notes and all fees with respect to such New Notes and other rights of a Purchaser under the Securities Purchase Agreement and the other Financing Documents with respect to such New Notes, in each case subject to the satisfaction on each Funding Date (as defined herein) of the closing conditions applicable to the purchase of such New Notes set forth in the Securities Purchase Agreement and (ii) parties hereto agree that the New Notes shall be “Notes” under the Securities Purchase Agreement for all purposes thereunder and (iii) this Agreement shall be a “Transaction Document” under the Securities Purchase Agreement.

[1]	Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

Section 2. Representations, Warranties and Agreements of the New Purchaser. The New Purchaser makes and confirms to the other Purchasers all of the representations, warranties and covenants of a Purchaser under the Securities Purchase Agreement; provided, however, that the New Purchaser is making those representations and warranties contained in Article 13 of the Securities Purchase Agreement solely with respect to itself (and not with respect to any other Purchaser). Without limiting the foregoing, the New Purchaser (a) represents and warrants that (i) it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) it is not (1) a natural person, (2) a Disqualified Purchaser or (3) the Issuer or an Affiliate of the Issuer and (iii) it meets all the requirements to be an assignee under Section 12.6 of the Securities Purchase Agreement (subject to such consents, if any, as may be required under Section 12.6 of the Securities Purchase Agreement); (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon any other Purchaser and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the New Notes, the other Financing Documents, the creditworthiness of the Issuer and the value of the assets of the Issuer, and taking or not taking action under the Financing Documents; (d) agrees that, by this Agreement, the New Purchaser has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Financing Documents are required to be performed by it as a Purchaser; and (e) prior to the date hereof has delivered to the Issuer any documentation required to be delivered by it pursuant to the Securities Purchase Agreement (including (x) in the event New Purchaser is a Foreign Purchaser, the receipt by Issuer of United States Internal Revenue Service Forms W-8ECI, W-8BEN (W-8BEN-E, as applicable) or W-8IMY (as applicable), and if applicable a portfolio interest certificate and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by the New Purchaser, certifying as to New Purchaser’s entitlement to exemption from withholding or deduction of Taxes and (y) if New Purchaser is not a Foreign Purchaser and not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c), a duly completed and true and accurate Internal Revenue Service Form W-9), duly completed and executed by the New Purchaser.

Section 3. Representations, Warranties and Agreements of the Issuer. Subject to the Note Waivers (including any cross-default under this Agreement or the Securities Purchase Agreement, in each case, that may arise as a matter of any Default or Event of Default under the Secured SPA), the Issuer makes and confirms to the New Purchaser as of the date hereof all of the representations, warranties and covenants of Issuer under the Securities Purchase Agreement. Notwithstanding anything to the contrary in any of the Secured SPA or the Securities Purchase Agreement, the Purchasers under the Securities Purchase Agreement (including the New Purchaser) and the Purchasers under the Secured SPA, party hereto, acknowledge and agree that the Issuer does not have sufficient authorized or registered shares to serve as Underlying Shares for the Notes (as defined in the Secured SPA), Notes (including the New Notes) or related Warrants (as defined in each of the Secured SPA and Securities Purchase Agreement, respectively) and that the Issuer shall not be deemed in breach of any of the Secured SPA, or related Notes and Warrants, or the Securities Purchase Agreement, or related Notes and Warrants, as a result thereof.

Section 4. Other Agreements, Waivers and Amendments. Nothwithstanding any provision to the contrary contained in the Securities Purchase Agreement, the parties hereto agree as follows, effective as of the Amendment Effective Date:

(a)	New Notes.

(i)	Agreement to Fund New Notes. The New Purchaser hereby agrees to make fundings under the New Notes in accordance with the terms of the New Notes that are executed and delivered to the New Purchaser by the Issuer on the date hereof, which shall be substantially in the form of Exhibit C to the Securities Purchase Agreement, subject to any differences described below and the Issuer complying in all material respects with any covenants set forth in this Agreement (including, without limitation, Section 4(k) below), and such New Notes shall constitute Notes for all purposes of the Securities Purchase Agreement.

2

(ii)	Conversion Price. Section 3(b) of the New Notes shall provide for: “The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).”

(iii)	Transfer Restriction. Section 3(f) of the New Notes shall be amended and restated as follows: “Notwithstanding anything to the contrary in this Note, the shares of Common Stock underlying the principal amount of this Note funded at each such Closing may be directly or indirectly transferred, sold or otherwise disposed of. For the avoidance of doubt, nothing in this Section 3(f) shall restrict the ability of the Holder to pledge shares of Common Stock issued upon conversion of this Note.”

(iv)	Floor Price. The Floor Price in the New Notes shall be amended and restated to mean $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

(v)	Closing Conditions. The definition of Closing Conditions in the New Notes shall be amended and restated to mean “receipt by the Issuer of (a) an effective Registration Statement with respect to the Underlying Shares for such Closing under the Securities Purchase Agreement and (b) the Issuer shall have reserved the Required Reserve Amount (as defined in Section 4(k) of that certain Joinder and Amendment Agreement, by and among the Holder and the Issuer, dated June 26, 2023 (the “Joinder”)) of shares of Common Stock underlying the Applicable Notes (as defined in the Joinder, including any New Notes to be issued at such applicable Closing) as required pursuant to Section 4(k) of the Joinder in full as of such Closing Date.”

(vi)	Beneficial Ownership Limitation. The definition of Beneficial Ownership Limitation contained in paragraph 3(d) of the New Notes shall be amended and restated to mean “The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d);, provided that the Beneficial Ownership Limitation in no event exceeds 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(d) shall continue to apply.”

(vii)	Notwithstanding anything to the contrary contained in this Agreement or the Securities Purchase Agreement, the terms and conditions of the New Notes can not be amended, modified, supplemented or amended and restated without the consent of the New Purchaser.

3

(b)	Funding Dates. In accordance with the introductory paragraph of the New Notes, the New Purchaser hereby commits to fund to the Issuer the amount set forth below on each of the respective following dates (each, a “Funding Date” and the commitments to fund under such New Notes, the “New Notes Commitments”):

(i)	$5 million in principal amount under the New Notes within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”);

(ii)	$5 million in principal amount under the New Notes within fifteen (15) Business Days after the First Closing (the “Second Closing”);

(iii)	$5 million in principal amount under the New Notes within fifteen (15) Business Days after the Second Closing (the “Third Closing”);

(iv)	$5 million in principal amount under the New Notes within fifteen (15) Business Days after the satisfaction of the Closing Conditions (the “Fourth Closing”);

(v)	$5 million in principal amount under the New Notes within fifteen (15) Business Days after the Fourth Closing (the “Fifth Closing”);

(vi)	$5 million in principal amount under the New Notes within fifteen (15) Business Days after the Fifth Closing (the “Sixth Closing”);

(vii)	$5 million in principal amount under the New Notes within fifteen (15) Business Days after the Sixth Closing (the “Seventh Closing”); and

(viii)	$5 million in principal amount under the New Notes within fifteen (15) Business Days after the Seventh Closing (the “Eighth Closing”).

(c)	Specific Amendments and Waivers. The Purchasers hereby agree to amend and/or amend and restate, as applicable, the following provisions of the Existing Securities Purchase Agreement as follows:

(i)	Additional Defined Terms.

“First Amendment” means, that certain Amendment No. 1, dated as of June 26, 2023 by and among the Issuer and the Closing Date Purchasers.

“Joinder Amendment” means, the Joinder and Amendment Agreement, entered into by the Issuer, the Purchasers (including the New Purchaser) on the Amendment Effective Date.

“Amendment Effective Date” has the meaning set forth in the Joinder Amendment.

“Closing Date Purchasers” means Metaverse Horizon Limited, a British Virgin Islands company and V W Investment Holding Limited, a British Virgin Islands company.

“New Notes” has the meaning set forth in the Joinder Amendment.

4

“New Notes Commitments” has the meaning set forth in the Joinder Amendment.

“New Purchaser” has the meaning set forth in the Joinder Amendment.

(d)	Commitment Annex. The Commitment Annex to the Existing Securities Purchase Agreement is amended and restated in its entirety in the manner set forth on Schedule 1 attached hereto.

(e)	Optional Purchase of Additional Notes. Section 2.1(d) of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“(1) Each Closing Date Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Closing Date and (2) the New Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Amendment Effective Date, in each case, additional convertible senior unsecured notes and warrants on the same terms as the Notes, and if such option is exercised, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 50% (or with the prior written consent of the Issuer, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 100%) of the initial principal amount of the Notes issued to such Purchaser pursuant to Section 2.1(a) and purchased for cash (each of the foregoing clauses (1) and (2), collectively, the “Additional Notes”).”

(f)	Conditions to Funding the New Notes. The obligation of the New Purchaser to fund amounts under the New Notes on each Funding Date shall be subject solely to the satisfaction or waiver the Closing Conditions (as defined in the New Note and amended hereby).

(g)	Additional Commitments Under the Securities Purchase Agreement. FF Simplicity Ventures LLC or a permitted assign (“FFSV”) hereby agrees to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA subject to the funding timeline set forth in this Agreement and satisfaction of the Tranche B Closing Conditions. If FFSV exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four (4) Business Days after the shareholder meeting for the Shareholder Approval, then the Issuer hereby agrees, in accordance with the provisions contained herein, to enter into a subsequent amendment to the Securities Purchase Agreement whereby the New Purchaser will invest another $20,000,000 in New Notes subject to terms substantially identical to those provided for in the Securities Purchase Agreement in effect on the date hereof and this Agreement (including, without limitation, the funding date timeline). The Tranche B Closing Conditions shall mean the following: (i) deliver a Warrant registered in the name of FFSV to FFSV to purchase up to a number of shares of Common Stock equal to 33% of FFSV’s Conversion Shares on the Closing Date with an exercise price equal to $0.8925, (ii) deliver to FFSV the applicable Tranche B Note, (iii) subject to the Note Waivers, no Default or Event of Default exists and (iv) subject to the Note Waivers, the representations and warranties in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. Notwithstanding anything to the contrary in any of the Secured SPA or the Securities Purchase Agreement, the Purchasers under the Securities Purchase Agreement (including the New Purchaser) and the Purchasers under the Secured SPA, party hereto, acknowledge and agree that the Issuer does not have sufficient authorized or registered shares to serve as Underlying Shares for the Notes (as defined in the Secured SPA), Notes (including the New Notes) or related Warrants (as defined in each of the Secured SPA and Securities Purchase Agreement, respectively) and that the Issuer shall not be deemed in breach of any of the Secured SPA, or related Notes and Warrants, or the Securities Purchase Agreement, or related Notes and Warrants, as a result thereof.

5

(h)	Amendment to Warrant. Beneficial Ownership Limitation. The definition of Beneficial Ownership Limitation contained in paragraph 2(e) of the Warrants issued to New Purchaser in connection with the issuance of the New Notes shall be amended and restated to mean “The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e); provided that the Beneficial Ownership Limitation in no event exceeds 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.”

(i)	Amendments to Secured SPA; Exchanges. In accordance with the provisions of the Secured SPA and Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the New Purchaser hereby agrees on behalf of its Affiliates, that after the date hereof, FFSV may deliver written notice (each, an “Exchange Notice”, and the date of such applicable Exchange Notice, each, an “Exchange Date”) to exchange (each, an “Exchange”) any Tranche B Notes, in whole or in part (each, an “Exchanging Note”, and such outstanding amounts thereunder, each, an “Exchanging Amount”), for either (x) Tranche D Notes (as defined in the Secured SPA), and/or (y) any Additional Note under the Securities Purchase Agreement, as applicable (as set forth in such applicable Exchange Notice, each a “New Exchange Note”, and as converted, each a “New Exchange Conversion Share”) as follows:

(i)	General. Each Exchange shall automatically be deemed to be consummated on the corresponding Exchange Date, without any further action by any Person, and, upon the delivery by FFSV to the Issuer of such Exchange Notice, FFSV shall automatically be deemed to have exchanged the applicable Exchanging Amount of the applicable Exchanging Note for a New Exchange Note with an aggregate amount outstanding equal to the Exchanging Amount. The Issuer shall deliver a convertible note certificate evidencing such New Exchange Note to FFSV (or its designee) by no later than the fourth (4th) Trading Day after the Exchange Date (or such other date as FFSV and the issuer shall mutually agree). For the avoidance of doubt, FFSV shall automatically be deemed to be the holder of the applicable New Exchange Note upon such applicable Exchange Date, with full power to convert, redeem or otherwise enforce the terms and conditions of the New Exchange Note on or after such Exchange Date, whether or not the Issuer shall have delivered the convertible note certificate evidencing such New Exchange Note to FFSV (or its designee) on or prior to such date of determination.

6

(ii)	Effect of Exchange on Secured SPA or Securities Purchase Agreement. The consummation of an Exchange shall reduce FFSV’s optionality for Tranche D Notes and/or Additional Notes, as applicable, under the Secured SPA or Securities Purchase Agreement, respectively, as applicable, for such corresponding Exchanging Amount and restore such optionality for the Tranche B Notes in accordance with the terms of the Secured SPA in effect as of the date hereof.

(iii)	The Issuer acknowledges and agrees that (assuming FFSV is not then an affiliate of the Issuer) (i) the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) shall commence at the original issuance of such corresponding Exchanging Note and shall not be re-set in connection with such applicable Exchange and (ii) the Issuer is not aware of any other event reasonably likely to occur that would reasonably be expected to result in the New Exchange Conversion Shares becoming ineligible to be resold by FFSV without restriction under applicable law, rules and regulations at such time as Rule 144 would otherwise had been initially available by FFSV to be used for the resale of the Exchanging Note. For the avoidance of doubt, and for purposes of Rule 144, the Issuer acknowledges and agrees that the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) may be tacked onto the holding period of the Exchanging Notes, and the Issuer agrees not to take a position contrary to this Section 4(i)(iii).

(iv)	Additional Representations Solely with Respect to each Exchange. As of each Exchange Date, the Issuer shall be deemed to have represented and warranted to FFSV as follows:

i.	No Commission; No Other Consideration. No brokerage or finder’s fees or commissions are or will be payable by the Issuer or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent investment banker, bank or other Person in connection with the Exchange. The Issuer has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting (or otherwise in connection with) the Exchange (including, without limitation, to the Placement Agent). The applicable Exchange Amount of the Exchanging Note is the sole consideration being conveyed to the Issuer for the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) and no other consideration has or will be paid for such New Exchange Note.

7

ii.	3(a)(9) Representation. The Issuer has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Notes, the New Exchange Conversion Shares) pursuant to such Exchange to be integrated with prior offerings by the Issuer for purposes of the Securities Act, which would prevent the Issuer from delivering such applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Issuer take any action or steps that would cause the applicable Exchange, issuance and delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to be integrated with other offerings to the effect that the delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to FFSV would be seen not to be exempt pursuant to Section 3(a)(9) of the 1933 Act.

iii.	No Third-Party Advisors. Other than legal counsel, the Issuer has not (and will not have) engaged any third parties to assist in the solicitation with respect to the Exchange.

(j)	Amendments to certain Notes issued under the Secured SPA.

(i)	The Floor Price in each of the Notes issued to FFSV or one of its Affiliates under the Secured SPA shall be amended and restated as $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

(k)	Reservation of Shares. Notwithstanding anything in any agreement of the Issuer to the contrary, at any time any Tranche A Notes, Tranche B Notes, Tranche C Notes or Tranche D Notes remain outstanding (and any New Notes, Additional Notes and/or New Exchange Notes then outstanding or then issuable in connection with a transaction in which such determination is being made) (collectively, the “Applicable Notes”), the Issuer shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Common Stock issuable upon conversion of all the Applicable Notes then outstanding and any New Notes, Additional Notes and/or New Exchange Notes then issuable in connection with a transaction in which such determination is being made (assuming for purposes hereof that any conversion of any Applicable Note shall not take into account any limitations on the conversion of such Applicable Note set forth in such Applicable Note), (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(k) be reduced other than proportionally in connection with any conversion, exchange and/or redemption, as applicable of such Applicable Note. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Issuer will use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Issuer’s obligations pursuant to this Agreement, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Issuer in favor of an increase in the authorized shares of the Issuer to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

8

Section 5. Address and Payment Instructions. The New Purchaser specifies as its address for notices and its lending office for all Notes the offices set forth below:

Notice Address:

FF Vitality Ventures LLC

17 State Street, Suite 2100

New York, NY 10004

Attention: Antonio Ruiz-Gimenez

Telephone: (917) 692-3976

Email: operations@atwpartners.com

All payments to the New Purchaser under the Securities Purchase Agreement shall be made as provided in the Securities Purchase Agreement in accordance with separate instructions delivered to the New Purchaser.

Section 6. Fees and Expenses.

(a)	Upon the occurrence of the Amendment Effective Date, the Issuer hereby agrees to pay the New Purchaser a one-time $300,000 working fee for the reimbursement of costs and expenses in connection with diligence and transactions contemplated hereby, which fee shall be paid by allowing the New Purchaser to net fund any New Notes issued on the Amendment Effective Date.

(b)	The Issuer hereby agrees to reimburse the New Purchaser for reasonable and documented out-of-pocket legal expenses incurred in connection with this Agreement, the Secured SPA and the transaction related thereto in an amount not to exceed $350,000 which shall be paid by allowing the New Purchaser to net fund any New Notes issued on the Amendment Effective Date.

Section 7. Effectiveness of Agreement. This Agreement shall be effective on the date (the “Amendment Effective Date”) that each of the following conditions are satisfied or waived by the New Purchaser:

(a)	this Agreement shall have been executed by the Issuer, New Purchaser, and each of the Closing Date Purchasers;

(b)	the Issuer has delivered to the New Purchaser fully executed copies of all New Notes in an aggregate principal amount of the New Purchaser’s New Note Commitments;

(c)	subject to the Note Waivers (including any cross-default under this Agreement or the Securities Purchase Agreement, in each case, that may arise as a matter of any Default or Event of Default under the Secured SPA), no Default or Event of Default exists; and

(d)	subject to the Note Waivers (including any cross-default under this Agreement or the Securities Purchase Agreement, in each case, that may arise as a matter of any Default or Event of Default under the Secured SPA), the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of such date.

9

Section 8. Additional Agreements of Issuer. The Issuer hereby agrees that the New Purchaser shall be a Purchaser under the Securities Purchase Agreement and shall be issued Notes as set forth herein. The Issuer agrees that the New Purchaser shall have all of the rights and remedies of a Purchaser under the Securities Purchase Agreement and the other Financing Documents as if the New Purchaser were an original Purchaser under and signatory to the Securities Purchase Agreement. Further, for so long as the New Purchaser remains a Purchaser under the Securities Purchase Agreement, it shall be entitled to the indemnification provisions from the Issuer in favor of the Purchasers as provided in the Securities Purchase Agreement and the other Financing Documents.

Section 9. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart hereof.

Section 11. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the New Purchaser and the Issuer, except that the New Purchaser may elect to unilaterally waive, in its sole discretion, any of the conditions set forth herein or otherwise waive or modify terms hereof in accordance Section 12.5 of the Securities Purchase Agreement. Any waiver of any provision of this Agreement or any other Financing Document shall be effective only in the specific instance and for the specific purpose for which it is given. No delay on the part of the New Purchaser in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 13. Binding Effect. This Agreement shall be binding upon the New Purchaser, and its successors and permitted assigns and shall inure to the benefit of the Issuer, and the Purchasers, and their respective successors and permitted assigns. For the avoidance of doubt, New Purchaser shall be permitted to assign its rights and obligations hereunder to any party in accordance with the terms of the Securities Purchase Agreement.

Section 14. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Securities Purchase Agreement.

Section 15. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof. In the event of a conflict between this Agreement and the Securities Purchase Agreement, this Agreement shall control.

Section 16. Consent. Each of the Closing Date Purchasers hereby consent to all of the terms provided in this Agreement, in all respects, for all purposes under the Securities Purchase Agreement.

Section 17. Adjustments to Conversion and Exercise Prices. For the avoidance of doubt, nothing contained herein, or in the specific amendments with respect to the Secured SPA, the Notes under the Securities Purchase Agreement or the Notes under the Secured SPA, as applicable, shall trigger any adjustment to the conversion or exercise price under the Notes or Warrants under the Secured SPA and Securities Purchase Agreement. Furthermore, each of Senyun International Ltd., FFSV and FF Prosperity Ventures LLC, hereby waive any such rights to any adjustment to the conversion or exercise price in each of the Secured SPA and/or the Securities Purchase Agreement, as applicable, and the related Notes and Warrant.

10

Section 18. Disclosure of Transaction. The Issuer shall, on or before 8:30 a.m., New York City time, on the date immediately following the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Issuer (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Issuer shall have disclosed all material, non-public information (if any) provided up to such time to the Purchasers under the Securities Purchase Agreement and Secured SPA by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers under the Securities Purchase Agreement and Secured SPA or any of their affiliates, on the other hand, shall terminate. Neither the Issuer, its Subsidiaries nor the Purchasers under the Securities Purchase Agreement and Secured SPA shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Issuer shall be entitled, without the prior approval of the Purchasers under the Securities Purchase Agreement and Secured SPA, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations or requested by a governmental authority or self-regulatory organization (provided that in the case of clause (i) the Purchasers under the Securities Purchase Agreement and Secured SPA shall be consulted by the Issuer in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Purchasers under the Securities Purchase Agreement and Secured SPA (which may be granted or withheld in the Purchasers’ under the Securities Purchase Agreement and Secured SPA sole discretion), except as required by applicable law or requested by a governmental authority or self-regulatory organization, the Issuer shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of any Purchaser under the Securities Purchase Agreement or Secured SPA in any filing, announcement, release or otherwise.

[Signatures on following page]

11

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date and year first written above.

FF VITALITY VENTURES LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Managing Partner

[Signature Page to Joinder and Amendment Agreement]

Accepted and Agreed as of the

date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC., as Issuer

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

[Signature Page to Joinder and Amendment Agreement]

SCHEDULE 1

Amended and Restated Commitment Annex

Purchaser	Commitment Amount
Metaverse Horizon Limited	$80,000,000
V W Investment Holding Limited	$20,000,000
FF Vitality Ventures LLC	$40,000,000
TOTAL	$140,000,000

[Signature Page to Joinder and Amendment Agreement]

Exhibit 10.3

Execution Version

SECOND JOINDER AND AMENDMENT AGREEMENT

THIS SECOND JOINDER AND AMENDMENT AGREEMENT (this “Agreement”) dated as of June 26, 2023, is executed by and among Senyun International Ltd. (the “Additional Purchaser”) or “Senyun”) and the Issuer.1

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of May 8, 2023 (as amended by that certain Amendment No. 1, dated as of June 26, 2023 and that certain Joinder and Amendment Agreement, dated as of June 26, 2023, the “Existing Securities Purchase Agreement”; the Existing Securities Purchase Agreement, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to this Agreement, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”) and the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Issuer intends to issue additional Notes in an aggregate principal amount of up to $30,000,000 (collectively, the “New Senyun Notes”), and enter into certain other amendments to the terms of the Existing Securities Purchase Agreement applicable to the purchase of the New Senyun Notes by the Additional Purchaser as set forth herein.

WHEREAS, the Additional Purchaser desires to become a “Purchaser” under the Securities Purchase Agreement in connection with such New Senyun Notes.

WHEREAS, in accordance with the provisions contained herein, the Additional Purchaser hereby agrees to commit to exercise $15,000,000 Tranche A Notes (as defined in the Secured SPA) on the date hereof, with funding of 75% of such amount within 5 Business Days of the date hereof and the remaining 25% of such amount within 3 Business Days of the first funding.

WHEREAS, each of the Closing Date Purchasers and certain of those Purchasers under the Secured SPA have executed and delivered on the date hereof, a consent to the provisions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Joinder. Upon the occurrence of the Third Amendment Effective Date (as defined herein) (i) the Additional Purchaser acknowledges and agrees that it shall become a Purchaser under the Securities Purchase Agreement of the New Senyun Notes and shall have all of the rights and obligations of a Purchaser under the Securities Purchase Agreement and the other Financing Documents, including without limitation, all voting rights associated with such New Senyun Notes, all rights to receive interest on such New Senyun Notes and all fees with respect to such New Senyun Notes and other rights of a Purchaser under the Securities Purchase Agreement and the other Financing Documents with respect to such New Senyun Notes, in each case subject to the satisfaction on each Funding Date (as defined herein) of the closing conditions applicable to the purchase of such New Senyun Notes set forth in the Securities Purchase Agreement and (ii) parties hereto agree that the New Senyun Notes shall be “Notes” under the Securities Purchase Agreement for all purposes thereunder and (iii) this Agreement shall be a “Transaction Document” under the Securities Purchase Agreement.

[1]	Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

Section 2. Representations, Warranties and Agreements of the Additional Purchaser. The Additional Purchaser makes and confirms to the other Purchasers all of the representations, warranties and covenants of a Purchaser under the Securities Purchase Agreement; provided, however, that the Additional Purchaser is making those representations and warranties contained in Article 13 of the Securities Purchase Agreement solely with respect to itself (and not with respect to any other Purchaser). Without limiting the foregoing, the Additional Purchaser (a) represents and warrants that (i) it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) it is not (1) a natural person, (2) a Disqualified Purchaser or (3) the Issuer or an Affiliate of the Issuer and (iii) it meets all the requirements to be an assignee under Section 12.6 of the Securities Purchase Agreement (subject to such consents, if any, as may be required under Section 12.6 of the Securities Purchase Agreement); (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon any other Purchaser and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the New Senyun Notes, the other Financing Documents, the creditworthiness of the Issuer and the value of the assets of the Issuer, and taking or not taking action under the Financing Documents; (d) agrees that, by this Agreement, the Additional Purchaser has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Financing Documents are required to be performed by it as a Purchaser; and (e) prior to the date hereof has delivered to the Issuer any documentation required to be delivered by it pursuant to the Securities Purchase Agreement (including (x) in the event Additional Purchaser is a Foreign Purchaser, the receipt by Issuer of United States Internal Revenue Service Forms W-8ECI, W-8BEN (W-8BEN-E, as applicable) or W-8IMY (as applicable), and if applicable a portfolio interest certificate and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by the Additional Purchaser, certifying as to Additional Purchaser’s entitlement to exemption from withholding or deduction of Taxes and (y) if Additional Purchaser is not a Foreign Purchaser and not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c), a duly completed and true and accurate Internal Revenue Service Form W-9), duly completed and executed by the Additional Purchaser. The Issuer hereby acknowledges that, as of the date hereof, the Issuer is in receipt of all documentation described in the foregoing clause (e).

Section 3. Representations, Warranties and Agreements of the Issuer. Subject to the Note Waivers (including any cross-default under this Agreement or the Securities Purchase Agreement, in each case, that may arise as a matter of any Default or Event of Default under the Secured SPA) provided that, Senyun hereby retains any right to preserve and/or pursue any potential dispute with regards to a conversion notice that Senyun delivered to the Issuer in May 2023), the Issuer makes and confirms to the Additional Purchaser as of the date hereof all of the representations, warranties and covenants of Issuer under the Securities Purchase Agreement. Notwithstanding anything to the contrary in any of the Secured SPA or the Securities Purchase Agreement, the Purchasers under the Securities Purchase Agreement (including the Additional Purchaser) and the Purchasers under the Secured SPA, party hereto, acknowledge and agree that the Issuer does not have sufficient authorized or registered shares to serve as Underlying Shares for the Notes (as defined in the Secured SPA), Notes (including the New Senyun Notes) or related Warrants (as defined in each of the Secured SPA and Securities Purchase Agreement, respectively) and that the Issuer shall not be deemed in breach of any of the Secured SPA, or related Notes and Warrants, or the Securities Purchase Agreement, or related Notes and Warrants, as a result thereof; provided, however, that Senyun hereby retains any right to preserve any potential dispute with regards to a conversion request that Senyun delivered to the Issuer in May 2023.

Section 4. Other Agreements, Waivers and Amendments. Nothwithstanding any provision to the contrary contained in the Securities Purchase Agreement, the parties hereto agree as follows, effective as of the Third Amendment Effective Date:

(a)	New Senyun Notes.

(i)	Agreement to Fund New Senyun Notes. The Additional Purchaser hereby agrees to make fundings under the New Senyun Notes in accordance with the terms of the New Senyun Notes that are executed and delivered to the Additional Purchaser by the Issuer on the date hereof, which shall be substantially in the form of Exhibit C to the Securities Purchase Agreement, subject to any differences described below and the Issuer complying in all material respects with any covenants set forth in this Agreement (including, without limitation, Section 4(k) below), and such New Senyun Notes shall constitute Notes for all purposes of the Securities Purchase Agreement.

2

(ii)	Conversion Price. Section 3(b) of the New Senyun Notes shall provide for: “The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).”

(iii)	Transfer Restriction. Section 3(f) of the New Senyun Notes shall be amended and restated as follows: “Notwithstanding anything to the contrary in this Note, the shares of Common Stock underlying the principal amount of this Note funded at each such Closing may be directly or indirectly transferred, sold or otherwise disposed of. For the avoidance of doubt, nothing in this Section 3(f) shall restrict the ability of the Holder to pledge shares of Common Stock issued upon conversion of this Note.”

(iv)	Floor Price. The Floor Price in the New Senyun Notes shall be amended and restated to mean 20% of the Minimum Price (as defined in IM-5635-1 of the Nasdaq Stock Market) as of the Trading Day ended immediately prior to the time of signing of this Agreement (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter).

(v)	Closing Conditions. The definition of Closing Conditions in the New Senyun Notes shall be amended and restated to mean “receipt by the Issuer of (a) an effective Registration Statement with respect to the Underlying Shares for such Closing under the Securities Purchase Agreement and (b) the Issuer shall have reserved the Required Reserve Amount (as defined in Section 4(k) of this Agreement) of shares of Common Stock underlying the Applicable Notes (as defined in this Agreement, including any New Senyun Notes to be issued at such applicable Closing) as required pursuant to Section 4(k) of this Agreement in full as of such Closing Date.

(vi)	Notwithstanding anything to the contrary contained in this Agreement or the Securities Purchase Agreement, the terms and conditions of the New Senyun Notes cannot be amended, modified, supplemented or amended and restated without the consent of the Additional Purchaser.

3

(b)	Funding Dates. In accordance with the introductory paragraph of the New Senyun Notes, the Additional Purchaser hereby commits to fund to the Issuer the amount set forth below on each of the respective following dates (each, a “Funding Date” and the commitments to fund under such New Senyun Notes, the “New Senyun Notes Commitments”):

(i)	$3.75 million in principal amount under the New Senyun Notes within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”);

(ii)	$3.75 million in principal amount under the New Senyun Notes within fifteen (15) Business Days after the First Closing (the “Second Closing”);

(iii)	$3.75 million in principal amount under the New Senyun Notes within fifteen (15) Business Days after the Second Closing (the “Third Closing”);

(iv)	$3.75 million in principal amount under the New Senyun Notes within fifteen (15) Business Days after the satisfaction of the Closing Conditions (the “Fourth Closing”);

(v)	$3.75 million in principal amount under the New Senyun Notes within fifteen (15) Business Days after the Fourth Closing (the “Fifth Closing”);

(vi)	$3.75 million in principal amount under the New Senyun Notes within fifteen (15) Business Days after the Fifth Closing (the “Sixth Closing”);

(vii)	$3.75 million in principal amount under the New Senyun Notes within fifteen (15) Business Days after the Sixth Closing (the “Seventh Closing”); and

(viii)	$3.75 million in principal amount under the New Senyun Notes within fifteen (15) Business Days after the Seventh Closing (the “Eighth Closing”).

(c)	Specific Amendments and Waivers. The Purchasers hereby agree to amend and/or amend and restate, as applicable, the following provisions of the Existing Securities Purchase Agreement as follows:

(i)	Additional Defined Terms.

“Additional Purchaser” has the meaning set forth in the Third Amendment.

“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.

“Third Amendment” means, the Second Joinder and Amendment Agreement, entered into by the Issuer, the Purchasers (including the Additional Purchaser) on the Third Amendment Effective Date.

4

“New Senyun Notes” has the meaning set forth in the Third Amendment.

“New Senyun Notes Commitments” has the meaning set forth in the Third Amendment.

(d)	Commitment Annex. The Commitment Annex to the Existing Securities Purchase Agreement is amended and restated in its entirety in the manner set forth on Schedule 1 attached hereto.

(e)	Optional Purchase of Additional Notes. Section 2.1(d) of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“(1) Each Closing Date Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Closing Date, (2) the New Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Amendment Effective Date and (3) the Additional Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Third Amendment Effective Date, in each case, additional convertible senior unsecured notes and warrants on the same terms as the Notes, and if such option is exercised, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 50% (or with the prior written consent of the Issuer, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 100%) of the initial principal amount of the Notes issued to such Purchaser pursuant to Section 2.1(a) and purchased for cash (each of the foregoing clauses (1) and (2), collectively, the “Additional Notes”).”

(f)	Conditions to Funding the New Senyun Notes. The obligation of the Additional Purchaser to fund amounts under the New Senyun Notes on each Funding Date shall be subject solely to the satisfaction or waiver the Closing Conditions (as defined in the New Note and amended hereby).

(g)	Additional Commitments Under the Securities Purchase Agreement. Senyun hereby agrees to exercise its option to purchase $15,000,000 of Tranche A Notes in accordance with the terms of the Secured SPA subject to the funding timeline set forth in this Agreement and satisfaction of the Tranche A Closing Conditions. If Senyun exercises its option to invest another $10,000,000 of Tranche A and/or B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four (4) Business Days after the shareholder meeting for the Shareholder Approval, then the Issuer hereby agrees, in accordance with the provisions contained herein, to enter into a subsequent amendment to the Securities Purchase Agreement whereby the Additional Purchaser will invest another $20,000,000 in New Senyun Notes subject to terms substantially identical to those provided for in the Securities Purchase Agreement in effect on the date hereof and this Agreement (including, without limitation, the funding date timeline). The Tranche A Closing Conditions shall mean the following: (i) deliver a Warrant registered in the name of Senyun to Senyun to purchase up to a number of shares of Common Stock equal to 33% of Senyun’s Conversion Shares on the Closing Date with an exercise price equal to $0.8925, (ii) deliver to Senyun the applicable Tranche A Note, (iii) subject to the Note Waivers (for the avoidance of doubt, Senyun hereby retains any right to preserve and/or pursue any potential dispute with regards to a conversion notice that Senyun delivered to the Issuer in May 2023), no Default or Event of Default exists and (iv) subject to the Note Waivers (for the avoidance of doubt, Senyun hereby retains any right to preserve any potential dispute with regards to a conversion notice that Senyun delivered to the Issuer in May 2023), the representations and warranties in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche A Note. Notwithstanding anything to the contrary in any of the Secured SPA or the Securities Purchase Agreement, the Purchasers under the Securities Purchase Agreement (including the Additional Purchaser) and the Purchasers under the Secured SPA, party hereto, acknowledge and agree that the Issuer does not have sufficient authorized or registered shares to serve as Underlying Shares for the Notes (as defined in the Secured SPA), Notes (including the New Senyun Notes) or related Warrants (as defined in each of the Secured SPA and Securities Purchase Agreement, respectively) and that the Issuer shall not be deemed in breach of any of the Secured SPA, or related Notes and Warrants, or the Securities Purchase Agreement, or related Notes and Warrants, as a result thereof.

5

(h)	Amendment to Warrant. Beneficial Ownership Limitation. The definition of Beneficial Ownership Limitation contained in paragraph 2(e) of the Warrants issued to Senyun in connection with the issuance of the New Senyun Notes shall be amended and restated to mean “The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e); provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.”

(i)	Amendments to Secured SPA; Exchanges. In accordance with the provisions of the Secured SPA and Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Additional Purchaser hereby agrees on behalf of its Affiliates, that after the date hereof, Senyun may deliver written notice (each, an “Exchange Notice”, and the date of such applicable Exchange Notice, each, an “Exchange Date”) to exchange (each, an “Exchange”) any Tranche B Notes, in whole or in part (each, an “Exchanging Note”, and such outstanding amounts thereunder, each, an “Exchanging Amount”), for either (x) Tranche D Notes (as defined in the Secured SPA), and/or (y) any Additional Note under the Securities Purchase Agreement, as applicable (as set forth in such applicable Exchange Notice, each a “New Exchange Note”, and as converted, each a “New Exchange Conversion Share”) as follows:

(i)	General. Each Exchange shall automatically be deemed to be consummated on the corresponding Exchange Date, without any further action by any Person, and, upon the delivery by Senyun to the Issuer of such Exchange Notice, Senyun shall automatically be deemed to have exchanged the applicable Exchanging Amount of the applicable Exchanging Note for a New Exchange Note with an aggregate amount outstanding equal to the Exchanging Amount. The Issuer shall deliver a convertible note certificate evidencing such New Exchange Note to Senyun (or its designee) by no later than the fourth (4th) Trading Day after the Exchange Date (or such other date as Senyun and the issuer shall mutually agree). For the avoidance of doubt, Senyun shall automatically be deemed to be the holder of the applicable New Exchange Note upon such applicable Exchange Date, with full power to convert, redeem or otherwise enforce the terms and conditions of the New Exchange Note on or after such Exchange Date, whether or not the Issuer shall have delivered the convertible note certificate evidencing such New Exchange Note to Senyun (or its designee) on or prior to such date of determination.

6

(ii)	Effect of Exchange on Secured SPA or Securities Purchase Agreement. The consummation of an Exchange shall reduce Senyun’s optionality for Tranche D Notes and/or Additional Notes, as applicable, under the Secured SPA or Securities Purchase Agreement, respectively, as applicable, for such corresponding Exchanging Amount and restore such optionality for the Tranche B Notes in accordance with the terms of the Secured SPA in effect as of the date hereof.

(iii)	The Issuer acknowledges and agrees that (assuming Senyun is not then an affiliate of the Issuer) (i) the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) shall commence at the original issuance of such corresponding Exchanging Note and shall not be re-set in connection with such applicable Exchange and (ii) the Issuer is not aware of any other event reasonably likely to occur that would reasonably be expected to result in the New Exchange Conversion Shares becoming ineligible to be resold by Senyun without restriction under applicable law, rules and regulations at such time as Rule 144 would otherwise had been initially available by Senyun to be used for the resale of the Exchanging Note. For the avoidance of doubt, and for purposes of Rule 144, the Issuer acknowledges and agrees that the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) may be tacked onto the holding period of the Exchanging Notes, and the Issuer agrees not to take a position contrary to this Section 4(i)(iii).

(iv)	Additional Representations Solely with Respect to each Exchange. As of each Exchange Date, the Issuer shall be deemed to have represented and warranted to Senyun as follows:

i.	No Commission; No Other Consideration. No brokerage or finder’s fees or commissions are or will be payable by the Issuer or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent investment banker, bank or other Person in connection with the Exchange. The Issuer has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting (or otherwise in connection with) the Exchange (including, without limitation, to the Placement Agent). The applicable Exchange Amount of the Exchanging Note is the sole consideration being conveyed to the Issuer for the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) and no other consideration has or will be paid for such New Exchange Note.

7

ii.	3(a)(9) Representation. The Issuer has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Notes, the New Exchange Conversion Shares) pursuant to such Exchange to be integrated with prior offerings by the Issuer for purposes of the Securities Act, which would prevent the Issuer from delivering such applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Issuer take any action or steps that would cause the applicable Exchange, issuance and delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to be integrated with other offerings to the effect that the delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to Senyun would be seen not to be exempt pursuant to Section 3(a)(9) of the 1933 Act.

iii.	No Third-Party Advisors. Other than legal counsel, the Issuer has not (and will not have) engaged any third parties to assist in the solicitation with respect to the Exchange.

(j)	Amendments to certain Notes issued under the Secured SPA.

(i)	The Floor Price in each of the Notes issued to Senyun or one of its Affiliates under the Secured SPA shall be amended and restated as 20% of the Minimum Price (as defined in IM-5635-1 of the Nasdaq Stock Market) as of the Trading Day ended immediately prior to the time of signing of this Agreement (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter).

(k)	Reservation of Shares. Notwithstanding anything in any agreement of the Issuer to the contrary, at any time any Tranche A Notes, Tranche B Notes, Tranche C Notes or Tranche D Notes remain outstanding (and any New Senyun Notes, Additional Notes and/or New Exchange Notes then outstanding or then issuable in connection with a transaction in which such determination is being made) (collectively, the “Applicable Notes”), the Issuer shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Common Stock issuable upon conversion of all the Applicable Notes then outstanding and any New Senyun Notes, Additional Notes and/or New Exchange Notes then issuable in connection with a transaction in which such determination is being made (assuming for purposes hereof that any conversion of any Applicable Note shall not take into account any limitations on the conversion of such Applicable Note set forth in such Applicable Note), (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(k) be reduced other than proportionally in connection with any conversion, exchange and/or redemption, as applicable of such Applicable Note. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Issuer will use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Issuer’s obligations pursuant to this Agreement, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Issuer in favor of an increase in the authorized shares of the Issuer to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

8

Section 5. Address and Payment Instructions. The Additional Purchaser specifies as its address for notices and its lending office for all Notes the offices set forth below:

Notice Address:

Senyun International Ltd.

Flat/Rm 1121 11/F,

Ocean Centre Harbour City, Hong Kong

Attention: Bo Zhang

Telephone: +85252341391

Email: zhangbo@daguanhk.com

All payments to the Additional Purchaser under the Securities Purchase Agreement shall be made as provided in the Securities Purchase Agreement in accordance with separate instructions delivered to the Additional Purchaser.

Section 6. Fees and Expenses.

(a)	Upon the occurrence of the Third Amendment Effective Date, the Issuer hereby agrees to pay the Additional Purchaser a one-time $225,000 working fee for the reimbursement of costs and expenses in connection with diligence and transactions contemplated hereby, which fee shall be paid by allowing the Additional Purchaser to net fund any New Senyun Notes issued on the Third Amendment Effective Date.

(b)	The Issuer hereby agrees to reimburse the Additional Purchaser for reasonable and documented out-of-pocket legal expenses incurred in connection with this Agreement, the Secured SPA and the transaction related thereto in an amount not to exceed $262,500 which shall be paid by allowing the Additional Purchaser to net fund any New Senyun Notes issued on the Third Amendment Effective Date.

Section 7. Effectiveness of Agreement. This Agreement shall be effective on the date (the “Third Amendment Effective Date”) that each of the following conditions are satisfied or waived by the Additional Purchaser:

(a)	this Agreement shall have been executed by the Issuer, Additional Purchaser, and each of the Closing Date Purchasers;

(b)	the Issuer has delivered to the Additional Purchaser fully executed copies of all New Senyun Notes in an aggregate principal amount of the Additional Purchaser’s New Senyun Note Commitments;

9

(c)	subject to the Note Waivers (including any cross-default under this Agreement or the Securities Purchase Agreement, in each case, that may arise as a matter of any Default or Event of Default under the Secured SPA), no Default or Event of Default exists; provided, however, that Senyun hereby retains any right to preserve any potential dispute with regards to a conversion notice that Senyun delivered to the Issuer in May 2023; and

(d)	subject to the Note Waivers (including any cross-default under this Agreement or the Securities Purchase Agreement, in each case, that may arise as a matter of any Default or Event of Default under the Secured SPA), the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of such date; provided, however, that Senyun hereby retains any right to preserve any potential dispute with regards to a conversion notice that Senyun delivered to the Issuer in May 2023.

Section 8. Additional Agreements of Issuer. The Issuer hereby agrees that the Additional Purchaser shall be a Purchaser under the Securities Purchase Agreement and shall be issued Notes as set forth herein. The Issuer agrees that the Additional Purchaser shall have all of the rights and remedies of a Purchaser under the Securities Purchase Agreement and the other Financing Documents as if the Additional Purchaser were an original Purchaser under and signatory to the Securities Purchase Agreement. Further, for so long as the Additional Purchaser remains a Purchaser under the Securities Purchase Agreement, it shall be entitled to the indemnification provisions from the Issuer in favor of the Purchasers as provided in the Securities Purchase Agreement and the other Financing Documents.

Section 9. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart hereof.

Section 11. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Additional Purchaser and the Issuer, except that the Additional Purchaser may elect to unilaterally waive, in its sole discretion, any of the conditions set forth herein or otherwise waive or modify terms hereof in accordance Section 12.5 of the Securities Purchase Agreement. Any waiver of any provision of this Agreement or any other Financing Document shall be effective only in the specific instance and for the specific purpose for which it is given. No delay on the part of the Additional Purchaser in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 13. Binding Effect. This Agreement shall be binding upon the Additional Purchaser, and its successors and permitted assigns and shall inure to the benefit of the Issuer, and the Purchasers, and their respective successors and permitted assigns. For the avoidance of doubt, Additional Purchaser shall be permitted to assign its rights and obligations hereunder to any party in accordance with the terms of the Securities Purchase Agreement.

10

Section 14. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Securities Purchase Agreement.

Section 15. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof. In the event of a conflict between this Agreement and the Securities Purchase Agreement, this Agreement shall control.

Section 16. Consent. Each of the Closing Date Purchasers hereby consent to all of the terms provided in this Agreement, in all respects, for all purposes under the Securities Purchase Agreement.

Section 17. Adjustments to Conversion and Exercise Prices. For the avoidance of doubt, nothing contained herein, or in the specific amendments with respect to the Secured SPA, the Notes under the Securities Purchase Agreement or the Notes under the Secured SPA, as applicable, shall trigger any adjustment to the conversion or exercise price under the Notes or Warrants under the Secured SPA and Securities Purchase Agreement. Furthermore, each of Senyun, FF Simplicity Ventures LLC and FF Prosperity Ventures LLC, hereby waive any such rights to any adjustment to the conversion or exercise price in each of the Secured SPA and/or the Securities Purchase Agreement, as applicable, and the related Notes and Warrant. For clarity, the foregoing does not impact Senyun’s ability to, and Senyun hereby retains any right to, preserve and/or pursue any potential dispute with regards to a conversion notice that Senyun delivered to the Issuer in May 2023.

Section 18. Disclosure of Transaction. The Issuer shall, on or before 8:30 a.m., New York City time, on the date immediately following the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Issuer (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Issuer shall have disclosed all material, non-public information (if any) provided up to such time to the Purchasers under the Securities Purchase Agreement and Secured SPA by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers under the Securities Purchase Agreement and Secured SPA or any of their affiliates, on the other hand, shall terminate. Neither the Issuer, its Subsidiaries nor the Purchasers under the Securities Purchase Agreement and Secured SPA shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Issuer shall be entitled, without the prior approval of the Purchasers under the Securities Purchase Agreement and Secured SPA, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations or requested by a governmental authority or self-regulatory organization (provided that in the case of clause (i) the Purchasers under the Securities Purchase Agreement and Secured SPA shall be consulted by the Issuer in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Purchasers under the Securities Purchase Agreement and Secured SPA (which may be granted or withheld in the Purchasers’ under the Securities Purchase Agreement and Secured SPA sole discretion), except as required by applicable law or requested by a governmental authority or self-regulatory organization, the Issuer shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of any Purchaser under the Securities Purchase Agreement or Secured SPA in any filing, announcement, release or otherwise.

[Signatures on following page]

11

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date and year first written above.

SENYUN INTERNATIONAL LTD.

By:	/s/ Zhang Bo
	Name:	Zhang Bo
	Title:	Chief Executive Officer

[Signatures Continued on Next Page]

[Signature Page to Second Joinder and Amendment Agreement]

Accepted and Agreed as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC., as Issuer

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Global CEO

[Signature Page to Second Joinder and Amendment Agreement]

SCHEDULE 1

Amended and Restated Commitment Annex

Purchaser	Commitment Amount
Metaverse Horizon Limited	$80,000,000
V W Investment Holding Limited	$20,000,000
FF Vitality Ventures LLC	$40,000,000
Senyun International Ltd.	$30,000,000
TOTAL	$170,000,000

Exhibit 10.4

Execution Version

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE HOLDER HEREOF SHOULD CONTACT THE RESPONSIBLE OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY 18455 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90248, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE ORIGINAL ISSUE DISCOUNT REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

Unsecured Convertible Senior Promissory Note

Up to $40,000,000	New York, New York
June 26, 2023

FF Vitality Ventures LLC (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $5,000,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $5,000,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) $5,000,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), (d) an additional $5,000,000 within fifteen (15) Business Days after the satisfaction of the Closing Conditions (the “Fourth Closing”), (e) an additional $5,000,000 within fifteen (15) Business Days after the Fourth Closing (the “Fifth Closing”), (f) an additional $5,000,000 within fifteen (15) Business Days after the Fifth Closing (the “Sixth Closing”), (g) an additional $5,000,000 within fifteen (15) Business Days after the Sixth Closing (the “Seventh Closing”), and (h) $5,000,000 within fifteen (15) Business Days after the Seventh Closing (the “Eighth Closing”, and each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of May 8, 2023 among the Issuer and the purchasers from time to time party thereto, as amended by that certain Amendment No. 1, dated as of June 26, 2023, by and among the Issuer and the purchasers party thereto and that certain Joinder and Amendment Agreement, dated as of June 26, 2023, by and among Holder and certain other parties set forth on the signature pages thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder. If and to the extent that the VWAP for the Common Stock is less than $0.10 for the five (5) Trading Days ending on a Closing date, such Closing date shall be delayed until the date that the VWAP for the Common Stock is equal to or greater than $0.10. In consideration of the foregoing, the Issuer hereby promises to pay to the Holder at the office of the Holder at 17 State Street, Suite 2100, New York, NY 10004, or at such other place as Holder may from time to time designate in writing to the Issuer, in lawful money of the United States of America and in immediately available funds, the principal sum of the amount funded by the Holder at the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing (up to an aggregate of $40,000,000) subject to a ten percent (10%) original issue discount and the other terms and conditions set forth in this Unsecured Convertible Senior Promissory Note (this “Note”).

The outstanding principal balance of the portion of the Note evidenced by this Note shall be due and payable on the date that is six (6) years after the Eighth Closing (the “Maturity Date”), and the outstanding principal amount and accrued but unpaid interest on this Note may be prepaid by the Issuer at any time in cash (subject to the same prepayment premium percentage for the Notes issued under the Purchase Agreement) after providing fifteen (15) days’ prior written notice to the Holder (during which time the Holder may convert this Note subject to the terms and conditions herein in lieu of prepayment, and upon such prepayment this Note shall be terminated).

Section 1.	Definitions.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3(d).

“Buy-In” shall have the meaning set forth in Section 3(c)(v).

“Closing Conditions” means receipt by the Issuer of (a) an effective Registration Statement with respect to the Underlying Shares for such Closing under the Securities Purchase Agreement and (b) the Issuer shall have reserved the Required Reserve Amount (as defined in Section 4(k) of that certain Joinder and Amendment Agreement, by and among the Holder and the Issuer, dated June 26, 2023 (the “Joinder”)) of shares of Common Stock underlying the Applicable Notes (as defined in the Joinder, including any New Notes to be issued at such applicable Closing) as required pursuant to Section 4(k) of the Joinder in full as of such Closing Date.

“Conversion” shall have the meaning ascribed to such term in Section 3(a).

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 4(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 4(b).

“Equity Conditions” means, each of the days during the period in question, (a) the Issuer shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, after receipt of Issuer stockholder approval to increase the Issuer’s authorized and uncommitted shares of Class A common stock (“Common Stock”) to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares (each as defined in the Purchase Agreement) for issuance (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A common stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (b) the Issuer shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to this Note (and the Issuer believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to this Note (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Issuer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to this Note are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the next five (5) Trading Days), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to this Note after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (f) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) and Section 3(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (h) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination.

2

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Issuer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Eighth Closing, provided that such securities have not been amended since the date of the Eighth Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Issuer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Issuer or an owner of an asset and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or the Warrants issued under the Amended and Restated Securities Purchase Agreement entered into by the Issuer on February 3, 2023, as amended from time to time, the “Secured Purchase Agreement”) after the date hereof; provided that, with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof); and (e) the issuance of the Exchange Notes and Tranche A and B Notes and Warrants under the Secured Purchase Agreement and the shares of Common Stock thereunder.

“Floor Price” means $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

“Fundamental Transaction” shall have the meaning set forth in Section 4(e).

3

“Interest Conversion Rate” means the greater of (x) the Floor Price and (y) 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 3(e).

“Make-Whole Amount” shall have the meaning set forth in Section 3(c)(i).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 3(a).

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

“Registration Statement” means a registration statement covering the resale of the Underlying Shares (as defined in the Purchase Agreement) by each Holder.

“Share Delivery Date” shall have the meaning set forth in Section 3(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Volume Failure” means, with respect to a particular date of determination, the average dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Issuer, the fees and expenses of which shall be split by the Issuer and the Purchasers.

4

Section 2.	Interest.

(a)	The Issuer shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (including any Make-Whole Amount payable upon conversion of this Note) at the rate of 10 % per annum, payable on each Conversion Date and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Issuer’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Issuer shall have given the Holder notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from the Issuer within three (3) Trading Days of a Notice of Conversion), and (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at 15% per annum. Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be 15% per annum if paid in cash only and 18% if paid in cash and stock otherwise as set forth above.

(b)	Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Issuer. Prior to the commencement of any Interest Notice Period, the Issuer shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (other than with respect to any Make-Whole Payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Payment), the Issuer’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Issuer to pay the interest on such Interest Payment Date in cash.

(c)	Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of the Eighth Closing until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Issuer actually delivers the Conversion Shares within the time period required by Section 3(c) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Issuer pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

5

(d)	All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Issuer has elected to pay accrued interest in the form of Common Stock but the Issuer is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Issuer, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

Section 3.	Conversion.

(a)	Voluntary Conversion. At any time until this Note is no longer outstanding, subject to Section 3(e), this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 3(d) and Section 3(e) hereof) (each a “Conversion”). The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount (as defined below) and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Issuer’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Issuer may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)	Conversion Price. The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).

(c)	Mechanics of Conversion.

i.	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price. Additionally, on each Conversion Date, the Issuer shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six (6) years from the date hereof (the amount in clause (B), (the “Make-Whole Amount”) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Issuer, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.

ii.	Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Eighth Closing to the extent permitted under the Securities Act or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest (if the Issuer has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Eighth Closing to the extent permitted under the Securities Act or (ii) the Effective Date, the Issuer shall deliver any Conversion Shares required to be delivered by the Issuer under this Section 3 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.	Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer and the Holder shall promptly return to the Issuer the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

6

iv.	Obligation Absolute; Partial Liquidated Damages. The Issuer’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer other than the terms hereof, and irrespective of any other circumstance (other than a violation of law) which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof in accordance with the terms hereof, the Issuer may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of any other agreement or for any other reason (other than a violation of law), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Issuer shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Issuer fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 3(c)(ii) by the 3rd Trading Day following the Share Delivery Date, the Issuer shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

v.	Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 3(c)(ii), and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss.

7

vi.	Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Sections 3(d) and (e)) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii.	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.	Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. The Issuer shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

8

(d)	Holder’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the reasonable discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d); provided that the Beneficial Ownership Limitation in no event exceeds 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Issuer. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The preceding limitations contained in this paragraph shall apply to a successor holder of this Note. Holder shall not vote or control the vote of shares of Common Stock of the Issuer in excess of 9.99% of the number of shares of Common Stock of the Issuer outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note (the “Vote Threshold”); provided, that Issuer acknowledges and agrees that Holder may own in excess of the Vote Threshold; provided, that Holder has irrevocably transferred to a non-affiliated U.S. entity voting rights of all shares of Common Stock of Issuer in excess of such Vote Threshold.

9

(e)	Issuance Limitations. Notwithstanding anything herein to the contrary, to the extent needed, if the Issuer has not obtained Shareholder Approval, then the Issuer may not issue, upon conversion of this Note, shares of Common Stock; provided that, for the avoidance of doubt and notwithstanding the foregoing, the Issuer may issue up to 136,788,522 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) upon conversion of this Note prior to obtaining Shareholder Approval, as long as there are sufficient authorized but unissued and uncommitted shares.

(f)	Transfer Restriction. Notwithstanding anything to the contrary in this Note, the shares of Common Stock underlying the principal amount of this Note funded at each such Closing may be directly or indirectly transferred, sold or otherwise disposed of. For the avoidance of doubt, nothing in this Section 3(f) shall restrict the ability of the Holder to pledge shares of Common Stock issued upon conversion of this Note.

Section 4.	Certain Adjustments.

(a)	Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Issuer upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

10

(b)	Subsequent Equity Sales. If, at any time while this Note is outstanding, the Issuer or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such issuances, collectively, a “Dilutive Issuance” and such effective price, the “Base Price”)) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Price. Notwithstanding the foregoing, no adjustment will be made under this Section 4(b) in respect of an Exempt Issuance or an adjustment under Section 4(a). The Issuer shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Issuer provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

(c)	Voluntary Adjustment. Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Issuer may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Issuer.

(d)	[RESERVED]

(e)	Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Issuer, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Issuer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

11

(f)	Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

(g)	Notice to the Holder.

i.	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Issuer shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.	Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

12

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Issuer.

Notwithstanding anything to the contrary, at no time shall Holder (a) be given rights that would allow it to control Issuer; (b) have access to any material nonpublic technical information in the possession of Issuer; (c) have the right to appoint any member or observer to the board of directors of Issuer; or (d) be involved, other than through voting of shares, in the Issuer’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Issuer maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent Issuer at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

The Holder hereby represents and warrants that: (a) it and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investment LLC (f/k/a FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”); and (b) the transactions contemplated by or related to this Note will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to the Holder or any of its direct or indirect equityholders or any of their respective affiliates. Notwithstanding the foregoing, nothing in this paragraph or otherwise in this Note shall prohibit the Holder from the right to enter into any voting agreement or grant a voting proxy at any time and on any terms, with or to FF Global Partners Investment LLC with respect to any shares of Common Stock held by the Holder.

The Holder hereby agrees that promptly following the satisfaction of the Closing Conditions set forth in clause (a) of the definition thereof with respect to the First Closing, the Holder will provide bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note with respect to the First Closing for purposes of satisfying the Closing Conditions set forth in clause (b) of the definition thereof.

13

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Holder or an Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Issuer and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

In addition to and without limitation of any of the foregoing, (a) the Issuer will use commercially reasonable efforts to file the Registration Statement on or prior to July 15, 2023 and seek effectiveness of such Registration Statement and Shareholder Approval as promptly as reasonably practicable thereafter, (b) the Holder shall have the right, upon not less than ten (10) Business Days’ prior written notice to the Issuer within twelve (12) months from the date of this Note, to invest an additional $20,000,000 in the Issuer on terms and conditions substantially identical to this Note, (c) the Holder shall be entitled to receive a Warrant from the Issuer to purchase 1,848,739 shares of Common Stock at the First Closing, 1,848,739 shares of Common Stock at the Second Closing, 1,848,739 shares of Common Stock at the Third Closing, 1,848,739 shares of Common Stock at the Fourth Closing, 1,848,739 shares of Common Stock at the Fifth Closing, 1,848,739 shares of Common Stock at the Sixth Closing, 1,848,739 shares of Common Stock at the Seventh Closing and 1,848,739 shares of Common Stock at the Eighth Closing on the form attached as Exhibit A hereto, and (d) the Holder represents and warrants to the Issuer that the Holder (i) has or will have at the applicable Closing immediately available funds sufficient to pay the amounts due and owing under this Note at the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, and (ii) is an “accredited investor” as defined in the Securities Act of 1933, as amended. Holder and its affiliates shall not be permitted to directly or indirectly short or otherwise take a similar action with respect to the Issuer’s common stock, and have not taken any such action prior to the date hereof.

[signature page follows]

14

IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above written intending to be legally bound hereby.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:	Xuefeng Chen
Title:	Chief Executive Officer

[Signature Page to Unsecured Convertible Senior Promissory Note]

HOLDER:

FF Vitality Ventures LLC

By:
Name:
Title:

[Signature Page to Unsecured Convertible Senior Promissory Note]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Convertible Senior Promissory Note due 2029 of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Issuer that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

EXHIBIT A

FORM OF WARRANT

(see attached)

Exhibit 10.5

Execution Version

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE HOLDER HEREOF SHOULD CONTACT THE RESPONSIBLE OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY 18455 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90248, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE ORIGINAL ISSUE DISCOUNT REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

Unsecured Convertible Senior Promissory Note

Up to $30,000,000	New York, New York
June 26, 2023

Senyun International Ltd. (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $3,750,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $3,750,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) $3,750,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), (d) an additional $3,750,000 within fifteen (15) Business Days after the satisfaction of the Closing Conditions (the “Fourth Closing”), (e) an additional $3,750,000 within fifteen (15) Business Days after the Fourth Closing (the “Fifth Closing”), (f) an additional $3,750,000 within fifteen (15) Business Days after the Fifth Closing (the “Sixth Closing”), (g) an additional $3,750,000 within fifteen (15) Business Days after the Sixth Closing (the “Seventh Closing”), and (h) $3,750,000 within fifteen (15) Business Days after the Seventh Closing (the “Eighth Closing”, and each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of May 8, 2023 among the Issuer and the purchasers from time to time party thereto, as amended by that certain Amendment No. 1, dated as of June 26, 2023, by and among the Issuer and the purchasers party thereto, that certain Joinder and Amendment Agreement, dated as of June 26, 2023, by and among the Issuer, FF Vitality Ventures LLC and certain other parties set forth on the signature pages thereto, and that certain Second Joinder and Amendment Agreement, dated as of June 26, 2023, by and among the Issuer, the Holder and certain other parties set forth on the signature pages thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder. If and to the extent that the VWAP for the Common Stock is less than $0.10 for the five (5) Trading Days ending on a Closing date, such Closing date shall be delayed until the date that the VWAP for the Common Stock is equal to or greater than $0.10. In consideration of the foregoing, the Issuer hereby promises to pay to the Holder at the office of the Holder at Flat/Rm 1121 11/F, Ocean Centre Harbour City, Hong Kong, or at such other place as Holder may from time to time designate in writing to the Issuer, in lawful money of the United States of America and in immediately available funds, the principal sum of the amount funded by the Holder at the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing (up to an aggregate of $30,000,000) subject to a ten percent (10%) original issue discount and the other terms and conditions set forth in this Unsecured Convertible Senior Promissory Note (this “Note”).

The outstanding principal balance of the portion of the Note evidenced by this Note shall be due and payable on the date that is six (6) years after the Eighth Closing (the “Maturity Date”), and the outstanding principal amount and accrued but unpaid interest on this Note may be prepaid by the Issuer at any time in cash (subject to the same prepayment premium percentage for the Notes issued under the Purchase Agreement) after providing fifteen (15) days’ prior written notice to the Holder (during which time the Holder may convert this Note subject to the terms and conditions herein in lieu of prepayment, and upon such prepayment this Note shall be terminated).

Section 1.	Definitions.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3(d).

“Buy-In” shall have the meaning set forth in Section 3(c)(v).

“Closing Conditions” means receipt by the Issuer of (a) an effective Registration Statement with respect to the Underlying Shares for such Closing under the Securities Purchase Agreement and (b) the Issuer shall have reserved the Required Reserve Amount (as defined in Section 4(k) of that certain Second Joinder and Amendment Agreement, by and among the Holder and the Issuer, dated June 26, 2023 (the “Joinder”)) of shares of Common Stock underlying the Applicable Notes (as defined in the Joinder, including any New Senyun Notes to be issued at such applicable Closing) as required pursuant to Section 4(k) of the Joinder in full as of such Closing Date.

“Conversion” shall have the meaning ascribed to such term in Section 3(a).

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 4(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 4(b).

“Equity Conditions” means, each of the days during the period in question, (a) the Issuer shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, after receipt of Issuer stockholder approval to increase the Issuer’s authorized and uncommitted shares of Class A common stock (“Common Stock”) to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares (each as defined in the Purchase Agreement) for issuance (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A common stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (b) the Issuer shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to this Note (and the Issuer believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to this Note (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Issuer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to this Note are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the next five (5) Trading Days), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to this Note after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (f) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) and Section 3(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (h) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination.

2

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Issuer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Eighth Closing, provided that such securities have not been amended since the date of the Eighth Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Issuer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Issuer or an owner of an asset and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or the Warrants issued under the Amended and Restated Securities Purchase Agreement entered into by the Issuer on February 3, 2023, as amended from time to time, the “Secured Purchase Agreement”) after the date hereof; provided that, with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof); and (e) the issuance of the Exchange Notes and Tranche A and B Notes and Warrants under the Secured Purchase Agreement and the shares of Common Stock thereunder.

“Floor Price” means 20% of the Minimum Price (as defined in IM-5635-1 of the Nasdaq Stock Market) as of the Trading Day ended immediately prior to the date of the Joinder (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter).

“Fundamental Transaction” shall have the meaning set forth in Section 4(e).

“Interest Conversion Rate” means the greater of (x) the Floor Price and (y) 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 3(e).

“Make-Whole Amount” shall have the meaning set forth in Section 3(c)(i).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 3(a).

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

“Registration Statement” means a registration statement covering the resale of the Underlying Shares (as defined in the Purchase Agreement) by each Holder.

“Share Delivery Date” shall have the meaning set forth in Section 3(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

3

“Volume Failure” means, with respect to a particular date of determination, the average dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Issuer, the fees and expenses of which shall be split by the Issuer and the Purchasers.

Section 2.	Interest.

(a)	The Issuer shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (including any Make-Whole Amount payable upon conversion of this Note) at the rate of 10 % per annum, payable on each Conversion Date and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Issuer’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Issuer shall have given the Holder notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from the Issuer within three (3) Trading Days of a Notice of Conversion), and (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at 15% per annum. Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be 15% per annum if paid in cash only and 18% if paid in cash and stock otherwise as set forth above.

(b)	Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Issuer. Prior to the commencement of any Interest Notice Period, the Issuer shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (other than with respect to any Make-Whole Payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Payment), the Issuer’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Issuer to pay the interest on such Interest Payment Date in cash.

(c)	Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of the Eighth Closing until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Issuer actually delivers the Conversion Shares within the time period required by Section 3(c) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Issuer pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(d)	All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Issuer has elected to pay accrued interest in the form of Common Stock but the Issuer is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Issuer, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

4

Section 3.	Conversion.

(a)	Voluntary Conversion. At any time until this Note is no longer outstanding, subject to Section 3(e), this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 3(d) and Section 3(e) hereof) (each a “Conversion”). The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount (as defined below) and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Issuer’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Issuer may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)	Conversion Price. The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).

(c)	Mechanics of Conversion.

i.	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price. Additionally, on each Conversion Date, the Issuer shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six (6) years from the date hereof (the amount in clause (B), (the “Make-Whole Amount”) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Issuer, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.

ii.	Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Eighth Closing to the extent permitted under the Securities Act or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest (if the Issuer has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Eighth Closing to the extent permitted under the Securities Act or (ii) the Effective Date, the Issuer shall deliver any Conversion Shares required to be delivered by the Issuer under this Section 3 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.	Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer and the Holder shall promptly return to the Issuer the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

5

iv.	Obligation Absolute; Partial Liquidated Damages. The Issuer’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer other than the terms hereof, and irrespective of any other circumstance (other than a violation of law) which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof in accordance with the terms hereof, the Issuer may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of any other agreement or for any other reason (other than a violation of law), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Issuer shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Issuer fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 3(c)(ii) by the 3rd Trading Day following the Share Delivery Date, the Issuer shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

v.	Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 3(c)(ii), and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss.

vi.	Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Sections 3(d) and (e)) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

6

vii.	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.	Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. The Issuer shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d)	Holder’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the reasonable discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d); provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Issuer. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The preceding limitations contained in this paragraph shall apply to a successor holder of this Note. Holder shall not vote or control the vote of shares of Common Stock of the Issuer in excess of 9.99% of the number of shares of Common Stock of the Issuer outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note (the “Vote Threshold”); provided, that Issuer acknowledges and agrees that Holder may own in excess of the Vote Threshold; provided, that Holder has irrevocably transferred to a non-affiliated U.S. entity voting rights of all shares of Common Stock of Issuer in excess of such Vote Threshold.

7

(e)	Issuance Limitations. Notwithstanding anything herein to the contrary, to the extent needed, if the Issuer has not obtained Shareholder Approval, then the Issuer may not issue, upon conversion of this Note, shares of Common Stock; provided that, for the avoidance of doubt and notwithstanding the foregoing, the Issuer may issue up to 136,788,522 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) upon conversion of this Note prior to obtaining Shareholder Approval, as long as there are sufficient authorized but unissued and uncommitted shares.

(f)	Transfer Restriction. Notwithstanding anything to the contrary in this Note, the shares of Common Stock underlying the principal amount of this Note funded at each such Closing may be directly or indirectly transferred, sold or otherwise disposed of. For the avoidance of doubt, nothing in this Section 3(f) shall restrict the ability of the Holder to pledge shares of Common Stock issued upon conversion of this Note.

Section 4.	Certain Adjustments.

(a)	Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Issuer upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	Subsequent Equity Sales. If, at any time while this Note is outstanding, the Issuer or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such issuances, collectively, a “Dilutive Issuance” and such effective price, the “Base Price”)) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Price. Notwithstanding the foregoing, no adjustment will be made under this Section 4(b) in respect of an Exempt Issuance or an adjustment under Section 4(a). The Issuer shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Issuer provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

(c)	Voluntary Adjustment. Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Issuer may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Issuer.

8

(d)	[RESERVED]

(e)	Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Issuer, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Issuer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

(f)	Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

(g)	Notice to the Holder.

i.	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Issuer shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.	Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

9

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Issuer.

Notwithstanding anything to the contrary, at no time shall Holder (a) be given rights that would allow it to control Issuer; (b) have access to any material nonpublic technical information in the possession of Issuer; (c) have the right to appoint any member or observer to the board of directors of Issuer; or (d) be involved, other than through voting of shares, in the Issuer’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Issuer maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent Issuer at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

The Holder hereby represents and warrants that: (a) it and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investment LLC (f/k/a FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”); and (b) the transactions contemplated by or related to this Note will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to the Holder or any of its direct or indirect equityholders or any of their respective affiliates. Notwithstanding the foregoing, nothing in this paragraph or otherwise in this Note shall prohibit the Holder from the right to enter into any voting agreement or grant a voting proxy at any time and on any terms, with or to FF Global Partners Investment LLC with respect to any shares of Common Stock held by the Holder.

The Holder hereby agrees that promptly following the satisfaction of the Closing Conditions set forth in clause (a) of the definition thereof with respect to the First Closing, the Holder will provide bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note with respect to the First Closing for purposes of satisfying the Closing Conditions set forth in clause (b) of the definition thereof.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Holder or an Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Issuer and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

In addition to and without limitation of any of the foregoing, (a) the Issuer will use commercially reasonable efforts to file the Registration Statement and seek effectiveness of such Registration Statement and Shareholder Approval as promptly as reasonably practicable thereafter, (b) the Holder shall have the right, upon not less than ten (10) Business Days’ prior written notice to the Issuer within twelve (12) months from the date of this Note, to invest an additional $15,000,000 in the Issuer on terms and conditions substantially identical to this Note, (c) the Holder shall be entitled to receive a Warrant from the Issuer to purchase 1,386,554 shares of Common Stock at the First Closing, 1,386,554 shares of Common Stock at the Second Closing, 1,386,554 shares of Common Stock at the Third Closing, 1,386,554 shares of Common Stock at the Fourth Closing, 1,386,554 shares of Common Stock at the Fifth Closing, 1,386,554 shares of Common Stock at the Sixth Closing, 1,386,554 shares of Common Stock at the Seventh Closing and 1,386,554 shares of Common Stock at the Eighth Closing on the form attached as Exhibit A hereto, and (d) the Holder represents and warrants to the Issuer that the Holder (i) has or will have at the applicable Closing immediately available funds sufficient to pay the amounts due and owing under this Note at the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, and (ii) is an “accredited investor” as defined in the Securities Act of 1933, as amended. Holder and its affiliates shall not be permitted to directly or indirectly short or otherwise take a similar action with respect to the Issuer’s common stock, and have not taken any such action prior to the date hereof.

[signature page follows]

10

IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above written intending to be legally bound hereby.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:	Xuefeng Chen
Title:	Chief Executive Officer

[Signature Page to Unsecured Convertible Senior Promissory Note]

HOLDER:

Senyun International Ltd.

By:
Name:
Title:

[Signature Page to Unsecured Convertible Senior Promissory Note]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Convertible Senior Promissory Note due 2029 of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Issuer that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:________________

Account No:______________

EXHIBIT A

FORM OF WARRANT

(see attached)